EXHIBIT 99.1

2nd Quarter 2010

AIMCO
Apartment Investment and Management Company

Villages of Baymeadows
Jacksonville, FL

Apartment Investment and Management Company
Announces Second Quarter 2010 Results
Denver, Colorado – July 30, 2010 – Apartment Investment and Management Company (NYSE: AIV) announced today its second quarter 2010 results.
Chairman and Chief Executive Officer Terry Considine comments: “Aimco’s business plan is simple: to own and operate B/B+ quality apartments in the 20 largest U.S. markets to generate solid returns for our shareholders. During the second quarter, we had high occupancy and good demand leading to improved pricing. While rental rates on new leases in the aggregate were down from the prior year, new lease rates turned positive in several of our markets for the first time in five quarters. Rental rates on renewals were up in every market but one. We sold eleven properties and on July 26th, repaid the $25 million balance on our Term Debt, leaving no recourse debt on our balance sheet. Our focus remains on providing excellent service to our customers, maintaining our properties, controlling our costs, and strengthening our balance sheet.”
Chief Financial Officer Ernie Freedman adds: “Second quarter Pro forma FFO of $0.41 per share exceeded the midpoint of our guidance range by $0.10 per share, with a $0.06 contribution from better than expected operating results and $0.03 of one-time items that were not contemplated in our guidance. We are increasing our guidance for full year 2010 Pro forma FFO from a range of $1.25 to $1.35 per share to a range of $1.37 to $1.45 per share and we are establishing third quarter Pro forma FFO guidance of $0.32 to $0.36 per share.”
Financial Results
Diluted Per Share Results

	SECOND QUARTER		YEAR-TO-DATE
	2010	2009	2010	2009
Earnings (loss) per share	$(0.15)	$(0.26)	$(0.50)	$(0.60)
Funds from Operations (FFO)	$0.40	$0.34	$0.65	$0.78
Add back Aimco’s share of operating real estate impairment losses	$0.03	$0.13	$0.10	$0.12
Deduct Aimco’s share of preferred stock redemption related gains	$(0.02)	$(0.02)	$(0.02)	$(0.02)
Pro forma Funds from Operations (Pro forma FFO)	$0.41	$0.45	$0.73	$0.88
Deduct Aimco’s share of capital replacements	$(0.14)	$(0.14)	$(0.24)	$(0.27)
Adjusted Funds From Operations (AFFO)	$0.27	$0.31	$0.49	$0.61
Net income (loss) – Net loss attributable to Aimco common stockholders for the quarter was $18.0 million, compared to net loss of $29.9 million for second quarter 2009. Second quarter 2010 net loss was less than second quarter 2009 primarily due to other income associated with the settlement of certain litigation matters during second quarter 2010. The increase in other income was partially offset by dilution from 2009 asset sales and lower transaction revenues.
Funds from Operations – FFO is a non-GAAP financial measure defined in the glossary in Aimco’s Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $46.9 million, or $0.40 per share, compared with $38.7 million, or $0.34 per share, in second quarter 2009. Pro forma FFO, which represents FFO as prescribed by NAREIT but excludes operating real estate impairment losses (recoveries) and preferred stock redemption related gains, was $47.8 million, or $0.41 per share, compared with $52.3 million, or $0.45 per share, in second quarter 2009. Second quarter 2010 Pro forma FFO of $0.41 per share was $0.10 per share above the midpoint of Aimco’s guidance range primarily as a result of better than expected operating results of $0.06 per share and one-time items of $0.03 per share, which were not anticipated in guidance.
AIMCO 2nd Quarter 2010

Property Operations
Property operating results discussed below represent Aimco’s Proportionate Share of reported amounts, which reflects property operating results adjusted for Aimco’s ownership in each property. This non-GAAP measure is defined in the Glossary.
Diversified Operating Portfolio – Aimco’s property operations consist primarily of Conventional with some Affordable real estate operations. Conventional real estate operations relate to Aimco’s diversified portfolio of market rate apartment communities and include Same Store Properties, Redevelopment Properties, Acquisition Properties, and Other Properties. See Supplemental Schedules 7a and 7b for detailed information on Aimco’s Conventional real estate portfolio, including selected operating results.
Affordable real estate operations relate to Aimco’s portfolio of properties with rents that are generally paid, in whole or part, by a government agency. Affordable properties tend to have more stable rents and higher occupancy than Conventional properties due to government rent payments and thus are much less affected by market fluctuations.
Portfolio Operating Measures*

	YEAR-TO-DATE
	% Aimco	Year-over-Year Variance
	NOI	Revenue	Expenses	NOI
Conventional Same Store	69%	-1.1%	2.2%	-3.2%
Affordable Same Store	11%	2.4%	5.4%	-0.2%
Total Same Store	80%	-0.6%	2.8%	-2.8%

Conventional Redevelopment	12%	8.5%	-4.6%	17.9%
Other Conventional	6%	0.8%	5.5%	-3.7%
Affordable Redevelopment	2%	4.0%	-7.9%	14.3%

Total	100%	0.6%	2.0%	-0.4%

*
The information in this table relates to properties that Aimco owns and manages, and are classified within continuing operations. Results exclude properties that Aimco owns but does not manage and properties classified within discontinued operations. To ensure comparability between periods, the year-over-year change in Revenue, Expenses and NOI in this table is based on Aimco’s current period ownership. See the Glossary for additional information about the property categories included in the table above and Schedules 1 and 2 in the Supplemental Information for financial and statistical information for these portfolios.

Conventional Same Store Results – In second quarter 2010, the Conventional Same Store portfolio included 168 communities with 56,272 units, in which Aimco had a weighted average ownership of 92%.
Conventional Same Store Operating Measures

	SECOND QUARTER			SECOND QUARTER		YEAR-TO-DATE
	Year-over-year			Sequential		Year-over-year
	2010	2009	Variance	1st Qtr	Variance	2010	2009	Variance
$ in Millions except rent per unit
Average Daily Occupancy	95.6%	92.8%	2.8%	96.0%	-0.4%	95.8%	93.0%	2.8%
Average Rent Per Unit	$1,010	$1,056	-4.4%	$1,008	0.2%	$1,009	$1,062	-5.0%

Revenue	$164.2	$165.0	-0.5%	$164.5	-0.1%	$326.5	$330.2	-1.1%
Expenses	(63.4)	(63.1)	0.5%	(67.6)	-6.2%	(130.2)	(127.3)	2.2%
NOI	$100.8	$101.9	-1.1%	$96.9	4.1%	$196.3	$202.9	-3.2%
AIMCO 2nd Quarter 2010

Comparing Conventional Same Store results in second quarter 2010 with second quarter 2009, total revenue decreased $0.8 million, or 0.5%. The decrease in revenue was primarily the result of lower average rent, down 4.4% or $46 per unit, from $1,056 per unit to $1,010 per unit, largely offset by higher average daily occupancy of 95.6% for second quarter 2010 compared to 92.8% for second quarter 2009. Rental rates on new leases transacted during the quarter were 2.3% lower than the expiring lease rates, while renewal rates were 1.9% higher than the expiring lease rates. New and renewal lease rates improved throughout the quarter, with June 2010 new lease rates 1.4% lower than the expiring lease rates and renewal rates 2.4% higher than the expiring lease rates. June 2010 new and renewal lease rates also compared favorably to beginning of year new lease rates that were 8.9% lower than the expiring lease rates and renewal rates that were 0.7% lower than the expiring lease rates. Conventional Same Store expenses increased $0.3 million or 0.5%, with higher marketing and turnover costs substantially offset by lower property taxes and insurance. Refer to Supplemental Schedules 6a through 6c for additional details on Conventional Same Store operating results.
Affordable Same Store Results – In second quarter 2010, the Affordable Same Store portfolio included 166 communities with 20,122 units, in which Aimco had a weighted average ownership of 62%. For the second quarter 2010, average month-end occupancy for the affordable portfolio was 97.2%, a decrease of 10 basis points from second quarter 2009, while average rent per unit increased 1.6% from $768 to $780 per unit.
Portfolio
Aimco’s portfolio strategy focuses on B/B+ quality Conventional apartment communities located in the 20 largest U.S. markets, with a target capital allocation of 10% to Affordable apartment communities.
Aimco measures Conventional property asset quality based on average rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines A-quality assets as those with rents greater than 125% of local market average, B-quality assets as those with rents 90% to 125% of local market average and C-quality assets as those with rents less than 90% of local market average. For the first quarter 2010, the most current period for which REIS information is available, Aimco’s Conventional property rents averaged 101% of local market average rents.
For the second quarter 2010, average rents for the Conventional portfolio were $1,042 per unit, a 0.8% increase compared to second quarter 2009, primarily as a result of the sale of Conventional properties during 2009 with rents averaging 33% less than the retained portfolio.
Aimco’s geographic allocation strategy focuses on the 20 largest U.S. markets as measured by total apartment value. Aimco believes these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. These target markets are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. As Aimco executes this strategy, the Company expects to reduce its investment in markets outside the 20 largest markets and to increase its investment in the 20 largest markets through redevelopment and acquisitions. During second quarter 2010, net operating income generated by Conventional properties located in the 20 largest markets accounted for 82.6% of total Conventional property net operating income, an increase of 0.8% compared to second quarter 2009.
In second quarter 2010, Aimco sold seven Conventional properties and four Affordable properties with 1,327 and 597 units, respectively for $102.2 million in gross proceeds. Aimco’s share of net proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $25.0 million. Proceeds were used primarily to repay recourse term debt.
See Supplemental Schedules 7a and 7b for additional details regarding Aimco’s portfolio quality and capital allocation, and Supplemental Schedule 8 for additional details on disposition activity.
AIMCO 2nd Quarter 2010

Balance Sheet and Liquidity

	AS OF JUNE 30, 2010
		% of	Weighted	Weighted Avg
	Amount	Total	Avg Maturity (Yrs)	Rate
Aimco leverage ($ in millions)
Aimco’s share of long-term, non-recourse property debt	$4,902.8	85%	8.0	5.50%
Recourse term debt	25.0	1%	0.5	1.85%
Other borrowings	41.4	1%	n/a	6.16%
Total/weighted average debt	4,969.2	87%	8.0	5.48%

Preferred securities	765.9	13%	n/a	7.60%

Total/weighted average leverage	$5,735.1	100%	n/a	5.77%

See Supplemental Schedules 4a and 4b for additional details about Aimco’s non-recourse property debt and Supplemental Schedule 5 for information related to Aimco’s preferred securities.
Aimco’s recourse debt at June 30, 2010, was limited to its revolving credit facility and corporate term debt. At that time, the balance on Aimco’s revolving credit facility was zero and available capacity was $137.1 million, net of $42.9 million of letters of credit issued against the facility. Aimco’s revolving credit facility is used for working capital purposes and to secure letters of credit. At the end of second quarter 2010, the balance on Aimco’s corporate term debt was $25.0 million, which balance was repaid in full in July 2010.
In connection with its revolving credit facility, Aimco is subject to Debt Service and Fixed Charge Coverage covenants, as defined in the Glossary. For second quarter 2010, Aimco’s Debt Service and Fixed Charge Coverage ratios were 1.57:1 and 1.34:1, compared to covenants in place during the quarter of 1.40:1 and 1.20:1, respectively, and first quarter 2010 ratios of 1.59:1 and 1.35:1. Aimco expects to remain in compliance with these covenants.
2010 Outlook

	THIRD QUARTER	FULL YEAR
Net loss per share	-$0.47 to -$0.43	-$1.80 to -$1.72
Pro forma FFO per share	$0.32 to $0.36	$1.37 to $1.45
Conventional Same Store Operating Measures
Average daily occupancy	95.0% to 95.5%	95.0% to 95.5%
NOI change compared to same period 2009	-0.5% to 0.5%	-2.0% to -1.0%
NOI change compared to second quarter 2010	-2.0% to -1.0%

Additional full year guidance updates:
Conventional Same Store Operating Measures
Revenue change compared to 2009	-1.0% to -0.5%
Expense change compared to 2009	0.0% to 1.0%
Total portfolio NOI change compared to 2009	-0.5% to 0.5%

Non-Recurring Investment Management Revenue	$4 to $6 million
Non-Recurring Investment Management Expenses	$4 million
Non-Recurring Investment Management Income, net of tax	$1 million
AIMCO 2nd Quarter 2010

About Aimco
Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the 20 largest markets in the United States. Aimco is one of the country’s largest owners and operators of both conventional and affordable apartments, with 817 communities serving approximately 500,000 residents in 43 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Supplemental Information
The full text of this release and the Supplemental Information referenced in this release is available on Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/QEarnRelease.aspx.
Earnings Conference Call
Aimco’s second quarter 2010 earnings conference call will be held Friday, July 30, 2010, at 1:00 p.m. Eastern time.
Live Conference Call
Domestic Dial-In Number: 1-866-843-0890
International Dial-In Number: 1-412-317-9250
Passcode: 7517190
Conference Call Replay
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Passcode: 442294
The conference call replay will be available until 9:00 a.m. Eastern time on August 9, 2010.
Live and Replay Webcast: http://www.aimco.com/CorporateInformation/About/Financial/news.aspx
Glossary and Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. These measures are defined in the glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.
Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327
AIMCO 2nd Quarter 2010

Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including statements regarding projected results and specifically forecasts of third quarter and full year 2010 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties.
Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco.
In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2009, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.
AIMCO 2nd Quarter 2010

Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUES:
Rental and other property revenues	$285,395	$279,041	$570,622	$559,303
Asset management and tax credit revenues	9,596	12,606	13,853	22,144

Total revenues	294,991	291,647	584,475	581,447

OPERATING EXPENSES:
Property operating expenses	132,946	125,665	271,354	259,149
Investment management expenses	5,141	4,716	8,370	8,506
Depreciation and amortization	108,667	108,437	217,006	212,606
Provision for operating real estate impairment losses	—	1,569	—	2,079
General and administrative expenses	15,184	14,577	26,919	30,837
Other (income) expenses, net	(6,693)	3,748	(3,592)	5,229

Total operating expenses	255,245	258,712	520,057	518,406

Operating income	39,746	32,935	64,418	63,041
Interest income	1,928	2,225	5,150	5,532
Recovery of (provision for) losses on notes receivable	148	(1,534)	(278)	(1,685)
Interest expense	(79,499)	(81,771)	(159,294)	(162,068)
Equity in (losses) earnings of unconsolidated real estate partnerships	(7,224)	(1,696)	727	(3,736)
Gain on dispositions of unconsolidated real estate and other, net	4,970	3,463	7,612	14,327

Loss before income taxes and discontinued operations	(39,931)	(46,378)	(81,665)	(84,589)
Income tax benefit	3,598	2,473	7,369	4,949

Loss from continuing operations	(36,333)	(43,905)	(74,296)	(79,640)
Income from discontinued operations, net [1]	26,163	36,279	47,366	39,440

Net loss	(10,170)	(7,626)	(26,930)	(40,200)
Noncontrolling interests:
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	2,716	(11,695)	(9,418)	(5,422)
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,683)	(1,746)	(3,376)	(2,815)
Net loss attributable to common noncontrolling interests in Aimco Operating Partnership	1,312	2,623	4,381	5,458

Total noncontrolling interests	2,345	(10,818)	(8,413)	(2,779)

Net loss attributable to Aimco	(7,825)	(18,444)	(35,343)	(42,979)
Net income attributable to Aimco preferred stockholders	(10,128)	(11,477)	(23,050)	(24,643)
Net income attributable to participating securities	(42)	—	—	—

Net loss attributable to Aimco common stockholders	$(17,995)	$(29,921)	$(58,393)	$(67,622)

Weighted average common shares outstanding — basic and diluted	116,323	115,510	116,179	112,886

Earnings (loss) per common share — basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.30)	$(0.38)	$(0.74)	$(0.72)
Income from discontinued operations attributable to Aimco stockholders	0.15	0.12	0.24	0.12

Net loss attributable to Aimco common stockholders	$(0.15)	$(0.26)	$(0.50)	$(0.60)

AIMCO 2nd Quarter 2010

Consolidated Statements of Operations (continued)
Notes to Consolidated Statements of Operations

[1]	Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Rental and other property revenues [2]	$3,218	$56,872	$10,977	$118,186
Property operating expenses [2]	(1,773)	(29,015)	(5,199)	(61,262)
Depreciation and amortization	(453)	(17,538)	(1,925)	(36,962)
Provision for operating real estate impairment losses	(895)	(17,268)	(8,121)	(13,904)
Other expenses, net	(194)	(3,180)	(1,046)	(5,180)

Operating (loss) income	(97)	(10,129)	(5,314)	878
Interest income	81	46	107	188
Interest expense	(585)	(10,898)	(1,593)	(23,343)

Loss before gain on dispositions of real estate and income taxes	(601)	(20,981)	(6,800)	(22,277)
Gain on dispositions of real estate	26,982	57,991	53,321	62,538
Income tax (expense) benefit	(218)	(731)	845	(821)

Income from discontinued operations, net	$26,163	$36,279	$47,366	$39,440

Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships [2]	$(7,107)	$(20,662)	$(17,800)	$(25,182)
Noncontrolling interests in Aimco Operating Partnership	(1,323)	(1,185)	(2,058)	(1,082)

Total noncontrolling interests	(8,430)	(21,847)	(19,858)	(26,264)

Aimco	$17,733	$14,432	$27,508	$13,176

[2]
Income from discontinued operations for the three months ended June 30, 2010 attributed to the property classified as held for sale at June 30, 2010, includes $0.6 million of rental and other property revenues, $0.2 million of property operating expenses and less than $0.1 million of noncontrolling interests.

AIMCO 2nd Quarter 2010

Consolidated Balance Sheets
(in thousands) (unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Buildings and improvements	$7,461,121	$7,326,284
Land	2,179,744	2,161,010
Accumulated depreciation	(2,830,752)	(2,626,047)

Net real estate	6,810,113	6,861,247
Cash and cash equivalents	78,318	81,260
Restricted cash	211,795	219,255
Accounts receivable	47,192	59,822
Accounts receivable from affiliates	13,191	23,744
Deferred financing costs	50,272	51,611
Notes receivable from unconsolidated real estate partnerships	12,280	14,295
Notes receivable from non-affiliates	129,427	125,269
Investment in unconsolidated real estate partnerships	114,549	105,324
Other assets	184,671	185,890
Deferred income tax asset, net	49,943	42,015
Assets held for sale	6,050	136,736

Total assets	$7,707,801	$7,906,468

LIABILITIES AND EQUITY
Property tax-exempt bond financing	$548,973	$574,926
Property loans payable	5,010,995	4,884,233
Term loans	25,000	90,000
Other borrowings	58,943	53,057

Total indebtedness	5,643,911	5,602,216
Accounts payable	27,647	29,819
Accrued liabilities and other	279,063	286,326
Deferred income	158,402	180,656
Security deposits	35,794	34,855
Liabilities related to assets held for sale	3,276	121,237

Total liabilities	6,148,093	6,255,109

Preferred noncontrolling interests in Aimco Operating Partnership	86,389	86,656
Preferred stock subject to repurchase agreement	20,000	30,000

Equity:
Perpetual preferred stock	660,500	660,500
Class A Common Stock	1,170	1,165
Additional paid-in capital	3,079,230	3,072,665
Accumulated other comprehensive loss	(2,872)	(1,138)
Notes due on common stock purchases	(911)	(1,392)
Distributions in excess of earnings	(2,597,379)	(2,492,082)

Total Aimco equity	1,139,738	1,239,718

Noncontrolling interests in consolidated real estate partnerships	341,707	316,177
Common noncontrolling interests in Aimco Operating Partnership	(28,126)	(21,192)

Total equity	1,453,319	1,534,703

Total liabilities and equity	$7,707,801	$7,906,468

AIMCO 2nd Quarter 2010

AIMCO 2nd Quarter 2010 SUPPLEMENTAL INFORMATION

Page

3	Schedule 1a – Funds From Operations (2Q 2010 v. 2Q 2009)

5	Schedule 1b – Funds From Operations (YTD 2Q 2010 v. YTD 2Q 2009)

7	Schedule 2 – Portfolio Summary

8	Schedule 3 – Net Asset Value Supplemental Information

10	Schedule 4 – Property Debt Information

12	Schedule 5 – Share Data

13	Schedule 6a – Conventional Same Store Operating Results (2Q 2010 v. 2Q 2009)

14	Schedule 6b – Conventional Same Store Operating Results (2Q 2010 v. 1Q 2010)

15	Schedule 6c – Conventional Same Store Operating Results (YTD 2Q 2010 v. YTD 2Q 2009)

16	Schedule 7a – Total Conventional Portfolio Data by Market (2Q 2010 v. 2Q 2009)

17	Schedule 7b – Total Conventional Portfolio Data by Market (1Q 2010)

18	Schedule 8 – Property Sales and Acquisition Activity

19	Schedule 9 – Capital Additions

20	Glossary and Reconciliations
AIMCO 2nd Quarter 2010

Supplemental Schedule 1 (a)

Funds From Operations	(page 1 of 2)
Three Months Ended June 30, 2010 Compared to Three Months Ended June 30, 2009
(in thousands) (unaudited)

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$180,846	$—	$(16,328)	$164,518	$181,562	$—	$(16,282)	$165,280
Affordable Same Store	43,566	368	(13,581)	30,353	39,444	473	(10,390)	29,527

Total Same Store	224,412	368	(29,909)	194,871	221,006	473	(26,672)	194,807
Conventional Redevelopment	30,371	—	(1,814)	28,557	27,843	—	(1,688)	26,155
Other Conventional	19,050	1,181	(2,299)	17,932	19,643	1,490	(2,499)	18,634
Other Affordable	10,702	473	(4,994)	6,181	9,209	1,035	(3,871)	6,373
Property management revenues, primarily from affiliates	860	(122)	1,856	2,594	1,340	(167)	1,815	2,988

Total rental and other property revenues	285,395	1,900	(37,160)	250,135	279,041	2,831	(32,915)	248,957

Property operating expenses
Conventional Same Store	69,654	—	(6,369)	63,285	69,835	—	(6,737)	63,098
Affordable Same Store	20,769	204	(7,015)	13,958	17,814	279	(5,384)	12,709

Total Same Store	90,423	204	(13,384)	77,243	87,649	279	(12,121)	75,807
Conventional Redevelopment	10,592	—	(673)	9,919	11,583	—	(762)	10,821
Other Conventional	9,489	781	(1,159)	9,111	9,100	999	(1,103)	8,996
Other Affordable	5,594	118	(3,070)	2,642	4,264	528	(1,833)	2,959
Casualties	4,564	(4)	(1,269)	3,291	458	74	707	1,239
Property management expenses	12,284	—	—	12,284	12,611	—	—	12,611

Total property operating expenses	132,946	1,099	(19,555)	114,490	125,665	1,880	(15,112)	112,433

Net real estate operations	152,449	801	(17,605)	135,645	153,376	951	(17,803)	136,524

Amortization of deferred tax credit income	7,059	—	—	7,059	7,878	—	—	7,878
Asset management revenues	161	—	875	1,036	652	—	363	1,015
Transaction revenues [1]	2,376	—	417	2,793	4,076	—	—	4,076

Total asset management and tax credit revenues	9,596	—	1,292	10,888	12,606	—	363	12,969

Depreciation and amortization related to non-real estate assets	(3,843)	(1)	67	(3,777)	(3,889)	(2)	57	(3,834)
General and administrative expenses	(15,184)	(3)	406	(14,781)	(14,577)	(21)	691	(13,907)
Investment management expenses	(5,141)	—	—	(5,141)	(4,716)	—	—	(4,716)
Other income (expense), net	6,693	(6,453)	6,853	7,093	(3,748)	(1,174)	3,890	(1,032)
Interest income	1,928	(39)	510	2,399	2,225	32	715	2,972
Provision for losses on notes receivable	148	—	(1,306)	(1,158)	(1,534)	—	(13)	(1,547)
Interest expense	(79,499)	(448)	10,419	(69,528)	(81,771)	(723)	9,448	(73,046)
Gain on disposition of non-depreciable assets	—	—	—	—	3,192	—	—	3,192
Income tax benefit	3,598	—	—	3,598	1,254	—	—	1,254
Discontinued operations, net of non-FFO items	679	—	300	979	14,769	—	(1,868)	12,901
Preferred dividends and distributions	(14,590)	—	—	(14,590)	(14,872)	—	—	(14,872)
Preferred redemption related amounts	2,779	—	—	2,779	1,649	—	—	1,649
Operating real estate impairment losses, net of related income tax benefit	(4,399)	—	698	(3,701)	(16,392)	—	(73)	(16,465)
Common noncontrolling interests in Aimco Operating Partnership	(3,553)	—	—	(3,553)	(3,080)	—	—	(3,080)
Amounts allocated to participating securities	(234)	—	—	(234)	(223)	—	—	(223)

Funds From Operations	51,427	(6,143)	1,634	46,918	44,269	(937)	(4,593)	38,739

Operating real estate impairment losses, net	4,399	—	(698)	3,701	16,392	—	73	16,465
Preferred stock redemption related gains	(2,779)	—	—	(2,779)	(1,649)	—	—	(1,649)
Noncontrolling interests in Aimco Operating Partnership	(64)	—	—	(64)	(1,123)	—	—	(1,123)
Amounts allocated to participating securities	(5)	—	—	(5)	(112)	—	—	(112)

Pro Forma Funds From Operations	$52,978	$(6,143)	$936	$47,771	$57,777	$(937)	$(4,520)	$52,320

Weighted average shares — diluted FFO	116,659	Weighted average shares — diluted FFO	115,510

Per Share:		PerShare:
Funds From Operations	$0.40	Funds From Operations	$0.34
Pro Forma Funds From Operations	$0.41	Pro Forma Funds From Operations	$0.45
AIMCO 2nd Quarter 2010

Supplemental Schedule 1 (a) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP	(page 2 of 2)
Three Months Ended June 30, 2010 Compared to Three Months Ended June 30, 2009
(in thousands) (unaudited)

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Pro Forma Funds From Operations	$52,978	$(6,143)	$936	$47,771	$57,777	$(937)	$(4,520)	$52,320

Adjustments related to continuing operations:
Depreciation and amortization	(108,667)	(1,082)	13,664	(96,085)	(108,437)	(761)	10,900	(98,298)
Depreciation and amortization related to non-real estate assets	3,843	1	(67)	3,777	3,889	2	(57)	3,834
Provision for operating real estate impairment losses	—	—	—	—	(1,569)	—	—	(1,569)
Income tax benefit on real estate impairment losses	—	—	—	—	739	—	—	739
Gain on dispositions of real estate related to unconsolidated entities and other	4,970	—	(4,409)	561	3,463	—	777	4,240
Income tax benefit on gain on dispositions of real estate related to unconsolidated entities	—	—	—	—	3,356	—	—	3,356
Gain on dispositions of non-depreciable assets and other	—	—	—	—	(3,192)	—	—	(3,192)

Adjustments related to discontinued operations:
Depreciation and amortization	(453)	—	85	(368)	(17,538)	—	1,193	(16,345)
Depreciation and amortization related to non-real estate assets	2	—	19	21	87	—	35	122
Provision for operating real estate impairment losses	(895)	—	—	(895)	(17,268)	—	(984)	(18,252)
Gain on dispositions of real estate	26,982	—	(7,512)	19,470	57,991	—	(19,039)	38,952
Income tax expense arising from disposals	(152)	—	—	(152)	(4,637)	—	—	(4,637)

Total adjustments	$(74,370)	$(1,081)	$1,780	$(73,671)	$(83,116)	$(759)	$(7,175)	$(91,050)

Noncontrolling interests in Aimco Operating Partnership’s share of adjustments	4,930	—	—	4,930	6,826	—	—	6,826
Amounts allocable to participating securities	196	—	—	196	334	—	—	334
Preferred stock redemption related gains	2,779	—	—	2,779	1,649	—	—	1,649
Equity in income (losses) of unconsolidated real estate partnerships	(7,224)	7,224	—	—	(1,696)	1,696	—	—
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	2,716	—	(2,716)	—	(11,695)	—	11,695	—

Net loss attributable to Aimco common stockholders	$(17,995)	$—	$—	$(17,995)	$(29,921)	$—	$—	$(29,921)

Notes

[1]	Transaction revenues consisted of the following:

	Three Months	Three Months
	Ended	Ended
	June 30, 2010	June 30, 2009
Transaction revenues
Promotes	$1,241	$1,549
Other GP transactional fees	1,135	2,527

Total transaction revenues	$2,376	$4,076

AIMCO 2nd Quarter 2010

Supplemental Schedule 1 (b)

Funds From Operations	(page 1 of 2)
Six Months Ended June 30, 2010 Compared to Six Months Ended June 30, 2009
(in thousands) (unaudited)

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$361,766	$—	$(32,539)	$329,227	$365,920	$—	$(33,562)	$332,358
Affordable Same Store	86,397	767	(27,034)	60,130	78,247	956	(20,652)	58,551

Total Same Store	448,163	767	(59,573)	389,357	444,167	956	(54,214)	390,909
Conventional Redevelopment	60,822	—	(3,650)	57,172	55,952	—	(3,387)	52,565
Other Conventional	38,487	2,347	(4,717)	36,117	39,046	3,126	(4,917)	37,255
Other Affordable	21,109	4,252	(13,630)	11,731	17,155	1,928	(7,066)	12,017
Property management revenues, primarily from affiliates	2,041	(367)	4,053	5,727	2,983	(330)	3,891	6,544

Total rental and other property revenues	570,622	6,999	(77,517)	500,104	559,303	5,680	(65,693)	499,290

Property operating expenses
Conventional Same Store	144,092	—	(13,358)	130,734	141,695	—	(13,620)	128,075
Affordable Same Store	42,748	469	(14,598)	28,619	37,376	593	(10,895)	27,074

Total Same Store	186,840	469	(27,956)	159,353	179,071	593	(24,515)	155,149
Conventional Redevelopment	22,303	—	(1,488)	20,815	23,402	—	(1,536)	21,866
Other Conventional	19,624	1,578	(2,393)	18,809	18,401	2,012	(2,110)	18,303
Other Affordable	11,373	2,617	(8,185)	5,805	8,583	1,071	(3,675)	5,979
Casualties	7,056	26	(765)	6,317	2,768	22	159	2,949
Property management expenses	24,158	—	—	24,158	26,924	—	—	26,924

Total property operating expenses	271,354	4,690	(40,787)	235,257	259,149	3,698	(31,677)	231,170

Net real estate operations	299,268	2,309	(36,730)	264,847	300,154	1,982	(34,016)	268,120

Amortization of deferred tax credit income	13,661	—	—	13,661	15,745	—	—	15,745
Asset management revenues	297	—	1,646	1,943	1,349	—	753	2,102
Transaction revenues [1]	(105)	—	417	312	5,050	—	—	5,050

Total asset management and tax credit revenues	13,853	—	2,063	15,916	22,144	—	753	22,897

Depreciation and amortization related to non-real estate assets	(7,810)	(3)	136	(7,677)	(8,191)	(4)	115	(8,080)
General and administrative expenses	(26,919)	(7)	888	(26,038)	(30,837)	9	1,635	(29,193)
Investment management expenses	(8,370)	—	—	(8,370)	(8,506)	—	—	(8,506)
Other income (expense), net	3,592	2,042	535	6,169	(5,229)	(3,036)	8,314	49
Interest income	5,150	(85)	1,026	6,091	5,532	77	1,533	7,142
Provision for losses on notes receivable	(278)	—	(1,354)	(1,632)	(1,685)	—	950	(735)
Interest expense	(159,294)	(1,422)	22,068	(138,648)	(162,068)	(1,364)	18,363	(145,069)
Gain on disposition of non-depreciable assets	—	—	—	—	3,873	—	—	3,873
Income tax benefit	7,377	—	—	7,377	3,731	—	—	3,731
Discontinued operations, net of non-FFO items	3,178	—	(526)	2,652	29,565	—	(4,202)	25,363
Preferred dividends and distributions	(29,205)	—	—	(29,205)	(29,107)	—	—	(29,107)
Preferred redemption related amounts	2,779	—	—	2,779	1,649	—	—	1,649
Operating real estate impairment losses, net of related income tax benefit	(13,003)	—	1,093	(11,910)	(13,538)	—	(168)	(13,706)
Common noncontrolling interests in Aimco Operating Partnership	(5,721)	—	—	(5,721)	(7,562)	—	—	(7,562)
Amounts allocated to participating securities	(345)	—	—	(345)	(758)	—	—	(758)

Funds From Operations	84,252	2,834	(10,801)	76,285	99,167	(2,336)	(6,723)	90,108

Operating real estate impairment losses, net	13,003	—	(1,093)	11,910	13,538	—	168	13,706
Preferred stock redemption related gains	(2,779)	—	—	(2,779)	(1,649)	—	—	(1,649)
Noncontrolling interests in Aimco Operating Partnership	(636)	—	—	(636)	(915)	—	—	(915)
Amounts allocated to participating securities	(45)	—	—	(45)	(107)	—	—	(107)

Pro Forma Funds From Operations	$93,795	$2,834	$(11,894)	$84,735	$110,034	$(2,336)	$(6,555)	$101,143

Weighted average shares — diluted FFO	116,496	Weighted average shares — diluted FFO	115,304

Per Share:		Per Share:
Funds From Operations	$0.65	Funds From Operations	$0.78
Pro Forma Funds From Operations	$0.73	Pro Forma Funds From Operations	$0.88
AIMCO 2nd Quarter 2010

Supplemental Schedule 1 (b) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP	(page 2 of 2)
Six Months Ended June 30, 2010 Compared to Six Months Ended June 30, 2009
(in thousands) (unaudited)

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Pro Forma Funds From Operations	$93,795	$2,834	$(11,894)	$84,735	$110,034	$(2,336)	$(6,555)	$101,143

Adjustments related to continuing operations:
Depreciation and amortization	(217,006)	(2,110)	26,426	(192,690)	(212,606)	(1,404)	21,703	(192,307)
Depreciation and amortization related to non-real estate assets	7,810	3	(136)	7,677	8,191	4	(115)	8,080
Provision for operating real estate impairment losses	—	—	—	—	(2,079)	—	—	(2,079)
Income tax benefit on real estate impairment losses	(8)	—	—	(8)	738	—	—	738
Gain on dispositions of real estate related to unconsolidated entities and other	7,612	—	(6,541)	1,071	14,327	—	524	14,851
Income tax benefit on Gain on dispositions of real estate related to unconsolidated entities	—	—	—	—	3,356	—	—	3,356
Gain on dispositions of non-depreciable assets and other	—	—	—	—	(3,873)	—	—	(3,873)

Adjustments related to discontinued operations:
Depreciation and amortization	(1,925)	—	296	(1,629)	(36,962)	—	3,490	(33,472)
Depreciation and amortization related to non-real estate assets	13	—	29	42	180	—	21	201
Provision for operating real estate impairment losses	(8,121)	—	—	(8,121)	(13,904)	—	(1,079)	(14,983)
Gain on dispositions of real estate	53,321	—	(17,598)	35,723	62,538	—	(23,411)	39,127
Income tax benefit (expense) arising from disposals	900	—	—	900	(4,852)	—	—	(4,852)

Total adjustments	$(157,404)	$(2,107)	$2,476	$(157,035)	$(184,946)	$(1,400)	$1,133	$(185,213)

Noncontrolling interests in Aimco Operating Partnership’s share of adjustments	10,738	—	—	10,738	13,935	—	—	13,935
Amounts allocable to participating securities	390	—	—	390	864	—	—	864
Preferred stock redemption related gains	2,779	—	—	2,779	1,649	—	—	1,649
Equity in income (losses) of unconsolidated real estate partnerships	727	(727)	—	—	(3,736)	3,736	—	—
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(9,418)	—	9,418	—	(5,422)	—	5,422	—

Net loss attributable to Aimco common stockholders	$(58,393)	$—	$—	$(58,393)	$(67,622)	$—	$—	$(67,622)

Notes

[1]	Transaction revenues consisted of the following:

	Six Months	Six Months
	Ended	Ended
	June 30, 2010	June 30, 2009
Transaction revenues
Promotes	$351	$1,549
Other GP transactional fees	1,963	3,261
Tax credit syndication fees	(2,419)	240

Total transaction revenues	$(105)	$5,050

AIMCO 2nd Quarter 2010

Supplemental Schedule 2
Portfolio Summary
As of June 30, 2010
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Owned Real Estate Portfolio:
Conventional Same Store	168	56,272	51,578	92%
Affordable Same Store	166	20,122	12,497	62%

Total Same Store	334	76,394	64,075	84%

Conventional Redevelopment	26	9,227	8,565	93%
Other Conventional	37	6,212	4,516	73%
Other Affordable	88	9,418	2,918	31%
Conventional Held for Sale	1	198	138	70%

Total owned real estate portfolio	486	101,449	80,212	79%

Total Conventional owned real estate portfolio	232	71,909	64,797	90%

Total Affordable owned real estate portfolio	254	29,540	15,415	52%

Fee-Managed Portfolio:
Property-Managed for third parties	18	1,726
Asset-Managed	313	26,175

Total fee-managed portfolio	331	27,901

Total Portfolio	817	129,350

AIMCO 2nd Quarter 2010

Supplemental Schedule 3

Net Asset Value Supplemental Information	(page 1 of 2)
(in thousands) (unaudited)
Aimco’s principal financial objective is to increase long-term stockholder value, one measure of which is Net Asset Value (NAV), which is the estimated fair value of assets, net of debt and preferred equity. The information provided below is intended to assist users of Aimco’s financial information in making their own estimates of Aimco’s NAV. See the following page for notes to the supplemental information provided below.
Trailing Twelve Month Net Operating Income Data

	Proportionate Net Operating Income
	Conventional Same		Conventional
	Store and Other	Affordable	Redevelopment	Total
Rental and other property revenues	$732,705	$142,342	$113,314	$988,361
Property operating expenses	(298,765)	(68,560)	(41,870)	(409,195)

Property NOI	433,940	73,782	71,444	579,166

Assumed property management fee (3.5% of revenues)	(25,645)	(4,982)	(3,966)	(34,593)

Property NOI net of assumed property management fee	$408,295	$68,800	$67,478	$544,573

Proportionate Balance Sheet Data
As of June 30, 2010

		Proportionate
	Consolidated	Share of		Proportionate
	GAAP	Unconsolidated	Noncontrolling	Balance
	Balance Sheet	Partnerships	Interests	Sheet
Assets
Real estate	$9,640,865	$102,355	$(1,166,258)	$8,576,962
Accumulated depreciation	(2,830,752)	(29,944)	513,939	(2,346,757)

Total real estate [1]	6,810,113	72,411	(652,319)	6,230,205

Cash and cash equivalents	78,318	1,761	(32,650)	47,429
Restricted cash	211,795	8,381	(47,521)	172,655
Accounts receivable	60,383	905	(9,082)	52,206
Notes receivable [2]	141,707	—	58,370	200,077
Investment in unconsolidated real estate partnerships [3]	114,549	(41,246)	(63,302)	10,001
Deferred financing costs [4]	50,272	592	(9,081)	41,783
Goodwill [4]	68,961	—	—	68,961
Investment in management contracts [4]	1,116	—	—	1,116
Assets held for sale	6,050		(1,950)	4,100
Other assets	164,537	8,446	(24,088)	148,895

Total assets	$7,707,801	$51,250	$(781,623)	$6,977,428

Liabilities and Equity
Property debt	$5,559,968	$36,287	$(693,438)	$4,902,817
Term loans and credit facility	25,000	—	—	25,000
Other borrowings	58,943	1,921	(19,431)	41,433
Deferred income [5]	158,402	167	(961)	157,608
Liabilities related to assets held for sale	3,276		(997)	2,279
Other liabilities	342,504	12,875	(140,014)	215,365

Total liabilities	6,148,093	51,250	(854,841)	5,344,502

Preferred noncontrolling interests in Aimco Operating Partnership [6]	86,389	—	—	86,389
Preferred stock subject to repurchase agreement [6]	20,000	—	—	20,000
Perpetual preferred stock [6]	660,500	—	—	660,500
Other Aimco equity	479,238	—	414,925	894,163
Noncontrolling interests in consolidated real estate partnerships	341,707	—	(341,707)	—
Common noncontrolling interests in Aimco Operating Partnership	(28,126)	—	—	(28,126)

Total liabilities and equity	$7,707,801	$51,250	$(781,623)	$6,977,428

AIMCO 2nd Quarter 2010

Supplemental Schedule 3 (continued)

Net Asset Value Supplemental Information	(page 2 of 2)
(in thousands) (unaudited)

[1]
Real estate includes Lincoln Place and Pacific Bay Vistas (formerly Treetops), which are predominantly vacant and have June 30, 2010, net book values of $144.6 million and $35.0 million, respectively, or $179.6 million in total. Aimco refers to these properties collectively as its redevelopment pipeline.

[2]
Aimco has notes receivable from consolidated partnerships that are eliminated in the GAAP balance sheet. The noncontrolling partners’ share of amounts payable to Aimco pursuant to those notes is added to the GAAP-based amounts to arrive at the proportionate balance presented.

[3]
Aimco’s internal NAV estimate is computed based on Aimco’s share of NOI and as such takes into account Aimco’s share of NOI attributable to unconsolidated partnerships. For this reason, investment in unconsolidated real estate partnerships is excluded from non-real estate assets in Aimco’s internal NAV computation.

[4]
Deferred financing costs, goodwill and investment in management contracts represent non-tangible assets for which cash has already been paid by Aimco. As such, these amounts are excluded from Aimco’s internal NAV computation.

[5]
Deferred income consists primarily of cash contributions received in connection with Aimco’s tax credit activities, which are deferred upon receipt and amortized into earnings in future periods as the tax credits and related tax benefits are delivered to the tax credit investors. Certain of Aimco’s tax credit arrangements provide for contributions to be made in installments, which contributions are not reflected in Aimco’s consolidated financial statements until such time as the contributions are received.

Deferred income, including deferred tax credit income, represents a non-cash obligation, the amortization of which represents non-cash income in future periods. These non-cash liabilities and related income streams are excluded from Aimco’s internal estimates of NAV. However, amortization of deferred tax credit income is included in net income and, as such, FFO. Projected amortization of deferred tax credit contributions received and to be received is presented below.

June 30, 2010
Deferred tax credit income balance	$109,326
Contributions to be received in the future	67,415

Total to be amortized	$176,741

	Amortization of	Estimated	Projected Income,
	Deferred Income	Income Taxes	net of tax
Year Ending December 31,
2010	$13,448	$(5,245)	$8,203
2011	25,420	(9,914)	15,506
2012	25,459	(9,929)	15,530
2013	25,128	(9,800)	15,328
2014	24,200	(9,438)	14,762
Thereafter	63,086	(24,603)	38,483

Total	$176,741	$(68,929)	$107,812

[6]
Aimco’s internal NAV computation includes Preferred noncontrolling interests in Aimco Operating Partnership, Preferred stock subject to repurchase agreement and Perpetual preferred stock as a reduction of NAV attributable to Aimco common stockholders. See Schedule 5.

AIMCO 2nd Quarter 2010

Supplemental Schedule 4(a)
Property Debt Information
As of June 30, 2010
(dollars in thousands) (unaudited)
Property Debt Balances and Characteristics

		Proportionate
		Share of			Weighted
		Unconsolidated	Noncontrolling	Total Aimco	Average	Weighted
Debt	Consolidated	Partnerships	Interests	Share	Maturity (years)	Average Rate

Conventional Portfolio:
Fixed rate loans payable	$4,374,698	$—	$(409,443)	$3,965,255	7.1	6.08%
Floating rate loans payable [1]	76,988	—	(8,079)	68,909	1.9	1.60%

Total property loans payable	4,451,686	—	(417,522)	4,034,164	7.1	6.00%

Fixed rate tax-exempt bonds	52,075	—	(3,338)	48,737	10.4	6.75%
Floating rate tax-exempt bonds [1]	277,337	—	(5,242)	272,095	6.0	0.76%

Total property tax-exempt bond financing	329,412	—	(8,580)	320,832	6.7	1.71%

Total Conventional portfolio	4,781,098	—	(426,102)	4,354,996	7.0	5.70%

Affordable Portfolio:
Fixed rate loans payable	540,903	34,734	(237,223)	338,414	14.7	4.81%
Floating rate loans payable	18,406	9	(9,023)	9,392	8.9	3.30%

Total property loans payable	559,309	34,743	(246,246)	347,806	14.5	4.76%

Fixed rate tax-exempt bonds	91,975	1,544	(21,090)	72,429	25.0	5.30%
Floating rate tax-exempt bonds [1]	127,586	—	—	127,586	5.1	1.16%

Total property tax-exempt bond financing	219,561	1,544	(21,090)	200,015	13.4	2.90%

Total Affordable portfolio	778,870	36,287	(267,336)	547,821	14.2	4.23%

Total property debt	$5,559,968	$36,287	$(693,438)	$4,902,817	8.0	5.50%

[1]
Floating rate debt presented above includes $307.7 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At June 30, 2010, the carrying amount of this debt totaled $284.3 million, after recognition of changes in the debt’s fair value.

Aimco Share Property Debt

	Amount	% of Total
Fixed rate debt	$4,424,835	90%
Floating rate debt	477,982	10%

Total	$4,902,817

		% of Floating
	Amount	Rate Debt
Floating rate tax-exempt bonds	$399,681	84%
Floating rate loans payable	78,301	16%

Total	$477,982

				Maturities as
				a Percent	Average Rate on
	Amortization	Maturities	Total	of Total Debt	Maturing Debt
2010 Q3	$18,887	$—	$18,887	—	—
2010 Q4	20,063	—	20,063	—	—

Total 2010	38,950	—	38,950	—	—

2011 Q1	19,805	3,341	23,146	0.07%	5.40%
2011 Q2	20,752	90,395	111,147	1.84%	5.68%
2011 Q3	20,090	—	20,090	—	—
2011 Q4	21,310	11,193	32,503	0.23%	4.87%

Total 2011	81,957	104,929	186,886	2.14%	5.58%

2012 [2]	84,875	460,150	545,025	9.39%	2.51%
2013	81,126	482,093	563,219	9.83%	5.81%
2014	79,150	352,133	431,283	7.18%	5.61%
2015	76,698	376,833	453,531	7.69%	5.43%
2016	69,729	406,974	476,703	8.30%	5.60%
2017	62,046	444,012	506,058	9.06%	5.97%
2018	57,382	72,625	130,007	1.48%	6.09%
2019	46,387	496,197	542,584	10.12%	6.00%
2020	37,819	328,476	366,295	6.70%	6.49%
Thereafter	290,735	371,541	662,276	7.58%	4.94%

Total	$1,006,854	$3,895,963	$4,902,817

[2]
2012 maturities include approximately $278.5 million of debt ($256.2 million at carrying amount) subject to total return swaps for which the swap maturity dates are in 2012 and the related debt maturities are beyond 2012.

AIMCO 2nd Quarter 2010

Supplemental Schedule 4(b)
Property Debt Information
As of June 30, 2010
(in millions) (unaudited)
Year-to-Date Property Loan Closings

	Original	New		Aimco
	Loan	Loan	Net	Net	Prior	New
Year Maturing	Amount	Amount	Proceeds [1]	Proceeds [2]	Rate	Rate

2012	$29.0	$44.9	$15.5	$15.5	1.15%	5.07%
2013	9.1	27.0	16.9	15.8	4.54%	5.49%
2017	4.9	16.8	10.8	10.8	7.02%	5.02%
2020 [3]	1.3	2.6	2.6	1.1	7.50%	5.56%
New loans	—	34.2	33.7	29.4	—	6.46%

Totals	$44.3	$125.5	$79.5	$72.6	2.68%	5.54%

[1]	Net Proceeds is after transaction costs and prepayment penalties.

[2]	Aimco Net Proceeds is after payment of distributions to noncontrolling partners.

[3]	Net Proceeds for this loan includes escrowed funds released upon repayment of the original loan.
Debt Ratios

	Amount	Covenant

Debt service coverage ratio	1.57:1	1.40:1

Fixed charge coverage ratio	1.34:1	1.20:1

EBITDA coverage of interest	2.04:1	n/a

EBITDA coverage of interest and preferred dividends	1.67:1	n/a
Credit Ratings

Moody’s Investor Service	Corporate Family Rating	Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (negative)
AIMCO 2nd Quarter 2010

Supplemental Schedule 5
Share Data
(in thousands) (unaudited)
Preferred Securities

	Shares/Units	Date First
	Outstanding	Available for
	as of	Redemption by
	June 30, 2010	Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class G	4,040	7/15/2008	9.375%	$101,000
Class T	6,000	7/31/2008	8.000%	150,000
Class U	8,000	3/24/2009	7.750%	200,000
Class V	3,450	9/29/2009	8.000%	86,250
Class Y	3,450	12/21/2009	7.875%	86,250
Series A Community Reinvestment Act [1]	—	6/30/2011	1.540%	57,000

Total perpetual preferred stock				680,500

Preferred Partnership Units [2]	3,136		7.882%	85,409

Total outstanding preferred securities				$765,909

Common Stock, Partnership Units and Equivalents

		Three Months Ended		Six Months Ended
	As of	June 30, 2010		June 30, 2010
	June 30, 2010	EPS	FFO	EPS	FFO
Class A Common Stock outstanding	116,431	116,323	116,323	116,179	116,179
Dilutive securities:
Options, restricted stock and officer loan shares	447	—	336	—	317

Total shares and dilutive share equivalents	116,878	116,323	116,659	116,179	116,496

Common Partnership Units and equivalents [3]	8,331

Total shares, units and dilutive share equivalents	125,209

Notes

[1]
Represents 114 shares at a liquidation preference per share of $500,000. The remaining amount at June 30, 2010, includes $20.0 million, which is subject to a repurchase agreement and is classified within temporary equity in the consolidated balance sheet. The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly period.

[2]	Coupon is based on a weighted average of all outstanding series of Preferred Partnership Units.

[3]
Includes the Aimco Operating Partnership’s common OP Units and Class I High Performance Units, which are included in noncontrolling interests in Aimco Operating Partnership in our consolidated financial statements and Schedule 1.

AIMCO 2nd Quarter 2010

Supplemental Schedule 6(a)
Conventional Same Store Operating Results
Second Quarter 2010 Compared to Second Quarter 2009
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	2Q 2010	2Q 2009	Growth	2Q 2010	2Q 2009	Growth	2Q 2010	2Q 2009	Growth	2Q 2010	2Q 2010	2Q 2009	2Q 2010	2Q 2009

Target Markets
Los Angeles	9	3,095	2,444	$13,047	$13,225	-1.3%	$4,094	$4,533	-9.7%	$8,953	$8,692	3.0%	68.6%	95.9%	92.9%	$1,936	$2,052
Orange County	3	443	373	1,325	1,345	-1.5%	451	436	3.4%	874	909	-3.9%	66.0%	96.0%	94.3%	1,137	1,190
San Diego	5	1,740	1,670	6,178	6,029	2.5%	1,919	1,748	9.8%	4,259	4,281	-0.5%	68.9%	95.7%	93.5%	1,167	1,187

Southern CA Total	17	5,278	4,487	20,550	20,599	-0.2%	6,464	6,717	-3.8%	14,086	13,882	1.5%	68.5%	95.8%	93.2%	1,616	1,693
East Bay	2	413	353	1,393	1,362	2.3%	584	613	-4.7%	809	749	8.0%	58.1%	97.6%	92.5%	1,195	1,255
San Francisco	4	711	711	3,221	3,237	-0.5%	1,227	1,167	5.1%	1,994	2,070	-3.7%	61.9%	96.5%	92.4%	1,429	1,521

Northern CA Total	6	1,124	1,064	4,614	4,599	0.3%	1,811	1,780	1.7%	2,803	2,819	-0.6%	60.7%	96.9%	92.4%	1,343	1,423
Seattle	3	413	310	1,283	1,298	-1.2%	492	528	-6.8%	791	770	2.7%	61.7%	97.4%	90.5%	1,207	1,300

Pacific Total	26	6,815	5,861	26,447	26,496	-0.2%	8,767	9,025	-2.9%	17,680	17,471	1.2%	66.9%	96.1%	92.9%	1,545	1,625

Suburban New York — New Jersey	4	1,162	944	3,708	3,764	-1.5%	1,144	1,091	4.9%	2,564	2,673	-4.1%	69.1%	96.5%	91.2%	1,187	1,285
Washington — NoVA — MD	15	6,711	6,289	23,464	23,110	1.5%	7,201	7,325	-1.7%	16,263	15,785	3.0%	69.3%	96.9%	94.9%	1,198	1,213
Boston	12	4,250	4,250	14,958	15,160	-1.3%	5,719	5,655	1.1%	9,239	9,505	-2.8%	61.8%	96.1%	94.5%	1,159	1,202
Philadelphia	5	2,750	2,482	10,289	10,036	2.5%	4,331	4,204	3.0%	5,958	5,832	2.2%	57.9%	95.1%	90.3%	1,247	1,300

Northeast Total	36	14,873	13,965	52,419	52,070	0.7%	18,395	18,275	0.7%	34,024	33,795	0.7%	64.9%	96.3%	93.6%	1,195	1,231

Miami	5	2,471	2,348	11,627	11,959	-2.8%	5,098	3,775	35.0%	6,529	8,184	-20.2%	56.2%	96.6%	91.9%	1,534	1,647
Palm Beach/Fort Lauderdale	4	1,309	1,309	3,623	3,807	-4.8%	1,556	1,706	-8.8%	2,067	2,101	-1.6%	57.1%	94.4%	95.4%	861	906
Orlando	8	2,032	1,815	4,025	4,197	-4.1%	1,849	1,963	-5.8%	2,176	2,234	-2.6%	54.1%	94.4%	91.8%	689	744
Tampa	6	1,755	1,621	3,887	3,941	-1.4%	1,744	1,701	2.5%	2,143	2,240	-4.3%	55.1%	94.8%	92.8%	724	765
Jacksonville	4	1,643	1,404	3,468	3,560	-2.6%	1,580	1,527	3.5%	1,888	2,033	-7.1%	54.4%	94.6%	94.7%	771	807

Florida Total	27	9,210	8,497	26,630	27,464	-3.0%	11,827	10,672	10.8%	14,803	16,792	-11.8%	55.6%	95.1%	93.0%	965	1,022

Houston	5	1,775	1,454	3,233	3,259	-0.8%	1,420	1,356	4.7%	1,813	1,903	-4.7%	56.1%	95.0%	92.8%	697	724
Denver	9	2,553	1,991	5,495	5,404	1.7%	1,940	1,986	-2.3%	3,555	3,418	4.0%	64.7%	96.1%	93.4%	785	811
Phoenix	13	3,319	2,923	5,565	6,049	-8.0%	2,558	2,549	0.4%	3,007	3,500	-14.1%	54.0%	92.9%	91.3%	594	663
Dallas — Fort Worth	2	569	569	1,296	1,290	0.5%	657	591	11.2%	639	699	-8.6%	49.3%	95.0%	91.0%	701	748

Sunbelt Total	56	17,426	15,434	42,219	43,466	-2.9%	18,402	17,154	7.3%	23,817	26,312	-9.5%	56.4%	94.8%	92.7%	833	885

Chicago	9	2,413	2,349	7,990	7,896	1.2%	3,158	3,237	-2.4%	4,832	4,659	3.7%	60.5%	96.3%	92.2%	1,062	1,102

Total Target Markets	127	41,527	37,609	129,075	129,928	-0.7%	48,722	47,691	2.2%	80,353	82,237	-2.3%	62.3%	95.7%	93.0%	1,094	1,143

Other
Austin	2	652	652	1,350	1,270	6.3%	635	608	4.4%	715	662	8.0%	53.0%	96.3%	83.7%	632	695
Baltimore	3	701	628	2,108	2,035	3.6%	856	816	4.9%	1,252	1,219	2.7%	59.4%	95.9%	94.5%	1,095	1,094
Indianapolis/Fort Wayne	5	3,182	2,983	5,905	5,817	1.5%	2,350	2,728	-13.9%	3,555	3,089	15.1%	60.2%	95.8%	91.7%	591	614
Nashville	3	764	618	1,885	1,907	-1.2%	715	809	-11.6%	1,170	1,098	6.6%	62.1%	98.1%	93.0%	893	964
Norfolk/Richmond	5	1,495	1,403	4,338	4,298	0.9%	1,336	1,339	-0.2%	3,002	2,959	1.5%	69.2%	95.6%	95.0%	950	967
Other Markets	23	7951	7685	19,611	19,807	-1.0%	8,814	9,142	-3.6%	10,797	10,665	1.2%	55.1%	95.2%	92.1%	781	823

Total Other	41	14,745	13,969	35,197	35,134	0.2%	14,706	15,442	-4.8%	20,491	19,692	4.1%	58.2%	95.6%	92.1%	771	809

CONVENTIONAL SAME STORE SALES TOTALS	168	56,272	51,578	$164,272	$165,062	-0.5%	$63,428	$63,133	0.5%	$100,844	$101,929	-1.1%	61.4%	95.6%	92.8%	$1,010	$1,056

AIMCO 2nd Quarter 2010

Supplemental Schedule 6(b)
Conventional Same Store Operating Results
Second Quarter 2010 Compared to First Quarter 2010
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	2Q 2010	1Q 2010	Growth	2Q 2010	1Q 2010	Growth	2Q 2010	1Q 2010	Growth	2Q 2010	2Q 2010	1Q 2010	2Q 2010	1Q 2010

Target Markets
Los Angeles	9	3,095	2,444	$13,047	$12,983	0.5%	$4,094	$4,392	-6.8%	$8,953	$8,591	4.2%	68.6%	95.9%	96.3%	$1,936	$1,928
Orange County	3	443	373	1,325	1,345	-1.5%	451	463	-2.6%	874	882	-0.9%	66.0%	96.0%	97.3%	1,137	1,145
San Diego	5	1,740	1,670	6,178	6,112	1.1%	1,919	1,904	0.8%	4,259	4,208	1.2%	68.9%	95.7%	95.5%	1,167	1,167

Southern CA Total	17	5,278	4,487	20,550	20,440	0.5%	6,464	6,759	-4.4%	14,086	13,681	3.0%	68.5%	95.8%	96.1%	1,616	1,612
East Bay	2	413	353	1,393	1,391	0.1%	584	613	-4.7%	809	778	4.0%	58.1%	97.6%	97.2%	1,195	1,197
San Francisco	4	711	711	3,221	3,224	-0.1%	1,227	1,222	0.4%	1,994	2,002	-0.4%	61.9%	96.5%	97.2%	1,429	1,427

Northern CA Total	6	1,124	1,064	4,614	4,615	0.0%	1,811	1,835	-1.3%	2,803	2,780	0.8%	60.7%	96.9%	97.2%	1,343	1,342
Seattle	3	413	310	1,283	1,252	2.5%	492	496	-0.8%	791	756	4.6%	61.7%	97.4%	96.9%	1,207	1,194

Pacific Total	26	6,815	5,861	26,447	26,307	0.5%	8,767	9,090	-3.6%	17,680	17,217	2.7%	66.9%	96.1%	96.3%	1,545	1,542

Suburban New York — New Jersey	4	1,162	944	3,708	3,595	3.1%	1,144	1,111	3.0%	2,564	2,484	3.2%	69.1%	96.5%	95.2%	1,187	1,189
Washington — NoVA — MD	15	6,711	6,289	23,464	23,500	-0.2%	7,201	8,154	-11.7%	16,263	15,346	6.0%	69.3%	96.9%	96.7%	1,198	1,194
Boston	12	4,250	4,250	14,958	15,139	-1.2%	5,719	5,998	-4.7%	9,239	9,141	1.1%	61.8%	96.1%	96.3%	1,159	1,163
Philadelphia	5	2,750	2,482	10,289	10,430	-1.4%	4,331	4,471	-3.1%	5,958	5,959	0.0%	57.9%	95.1%	95.3%	1,247	1,246

Northeast Total	36	14,873	13,965	52,419	52,664	-0.5%	18,395	19,734	-6.8%	34,024	32,930	3.3%	64.9%	96.3%	96.2%	1,195	1,194

Miami	5	2,471	2,348	11,627	11,475	1.3%	5,098	5,180	-1.6%	6,529	6,295	3.7%	56.2%	96.6%	97.0%	1,534	1,525
Palm Beach/Fort Lauderdale	4	1,309	1,309	3,623	3,659	-1.0%	1,556	1,696	-8.3%	2,067	1,963	5.3%	57.1%	94.4%	95.5%	861	865
Orlando	8	2,032	1,815	4,025	4,081	-1.4%	1,849	1,823	1.4%	2,176	2,258	-3.6%	54.1%	94.4%	94.7%	689	694
Tampa	6	1,755	1,621	3,887	3,886	0.0%	1,744	1,741	0.2%	2,143	2,145	-0.1%	55.1%	94.8%	96.2%	724	724
Jacksonville	4	1,643	1,404	3,468	3,457	0.3%	1,580	1,606	-1.6%	1,888	1,851	2.0%	54.4%	94.6%	95.4%	771	774

Florida Total	27	9,210	8,497	26,630	26,558	0.3%	11,827	12,046	-1.8%	14,803	14,512	2.0%	55.6%	95.1%	95.8%	965	964

Houston	5	1,775	1,454	3,233	3,316	-2.5%	1,420	1,603	-11.4%	1,813	1,713	5.8%	56.1%	95.0%	95.6%	697	700
Denver	9	2,553	1,991	5,495	5,448	0.9%	1,940	1,894	2.4%	3,555	3,554	0.0%	64.7%	96.1%	96.0%	785	785
Phoenix	13	3,319	2,923	5,565	5,622	-1.0%	2,558	2,638	-3.0%	3,007	2,984	0.8%	54.0%	92.9%	94.4%	594	598
Dallas — Fort Worth	2	569	569	1,296	1,328	-2.4%	657	673	-2.4%	639	655	-2.4%	49.3%	95.0%	97.1%	701	706

Sunbelt Total	56	17,426	15,434	42,219	42,272	-0.1%	18,402	18,854	-2.4%	23,817	23,418	1.7%	56.4%	94.8%	95.6%	833	833

Chicago	9	2,413	2,349	7,990	8,080	-1.1%	3,158	3,539	-10.8%	4,832	4,541	6.4%	60.5%	96.3%	97.0%	1,062	1,064

Total Target Markets	127	41,527	37,609	129,075	129,323	-0.2%	48,722	51,217	-4.9%	80,353	78,106	2.9%	62.3%	95.7%	96.0%	1,094	1,093

Other
Austin	2	652	652	1,350	1,362	-0.9%	635	558	13.8%	715	804	-11.1%	53.0%	96.3%	95.9%	632	635
Baltimore	3	701	628	2,108	2,226	-5.3%	856	1,106	-22.6%	1,252	1,120	11.8%	59.4%	95.9%	95.1%	1,095	1,091
Indianapolis/Fort Wayne	5	3,182	2,983	5,905	5,837	1.2%	2,350	2,796	-16.0%	3,555	3,041	16.9%	60.2%	95.8%	95.9%	591	590
Nashville	3	764	618	1,885	1,825	3.3%	715	820	-12.8%	1,170	1,005	16.4%	62.1%	98.1%	96.5%	893	900
Norfolk/Richmond	5	1,495	1,403	4,338	4,281	1.3%	1,336	1,286	3.9%	3,002	2,995	0.2%	69.2%	95.6%	95.7%	950	949
Other Markets	23	7,951	7,685	19,611	19,611	0.0%	8,814	9,802	-10.1%	10,797	9,809	10.1%	55.1%	95.2%	95.9%	781	778

Total Other	41	14,745	13,969	35,197	35,142	0.2%	14,706	16,368	-10.2%	20,491	18,774	9.1%	58.2%	95.6%	95.8%	771	769

CONVENTIONAL SAME STORE SALES TOTALS	168	56,272	51,578	$164,272	$164,465	-0.1%	$63,428	$67,585	-6.2%	$100,844	$96,880	4.1%	61.4%	95.6%	96.0%	$1,010	$1,008

AIMCO 2nd Quarter 2010

Supplemental Schedule 6(c)
Conventional Same Store Operating Results
Six Months Ended June 30, 2010 Compared to Six Months Ended June 30, 2009
(in thousands, except site and unit data) (unaudited)

													Operating
				Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
			Effective	YTD 2Q	YTD 2Q		YTD 2Q	YTD 2Q		YTD 2Q	YTD 2Q		YTD 2Q	YTD 2Q	YTD 2Q	YTD 2Q	YTD 2Q
	Properties	Units	Units	2010	2009	Growth	2010	2009	Growth	2010	2009	Growth	2010	2010	2009	2010	2009

Target Markets
Los Angeles	9	3,095	2,444	$26,030	$26,832	-3.0%	$8,486	$8,892	-4.6%	$17,544	$17,940	-2.2%	67.4%	96.1%	93.4%	$1,932	$2,078
Orange County	3	443	373	2,670	2,721	-1.9%	914	899	1.7%	1,756	1,822	-3.6%	65.8%	96.7%	95.2%	1,141	1,194
San Diego	4	1,622	1,552	11,326	11,232	0.8%	3,465	3,206	8.1%	7,861	8,026	-2.1%	69.4%	95.5%	94.1%	1,159	1,185

Southern CA Total	16	5,160	4,369	40,026	40,785	-1.9%	12,865	12,997	-1.0%	27,161	27,788	-2.3%	67.9%	96.0%	93.8%	1,622	1,719
East Bay	2	413	353	2,783	2,778	0.2%	1,197	1,174	2.0%	1,586	1,604	-1.1%	57.0%	97.4%	93.4%	1,196	1,262
San Francisco	4	711	711	6,445	6,520	-1.2%	2,449	2,435	0.6%	3,996	4,085	-2.2%	62.0%	96.9%	93.0%	1,428	1,534

Northern CA Total	6	1,124	1,064	9,228	9,298	-0.8%	3,646	3,609	1.0%	5,582	5,689	-1.9%	60.5%	97.1%	93.1%	1,343	1,434
Seattle	3	413	310	2,535	2,675	-5.2%	988	1,047	-5.6%	1,547	1,628	-5.0%	61.0%	97.1%	91.3%	1,200	1,325

Pacific Total	25	6,697	5,743	51,789	52,758	-1.8%	17,499	17,653	-0.9%	34,290	35,105	-2.3%	66.2%	96.2%	93.5%	1,548	1,648

Suburban New York — New Jersey	4	1,162	944	7,304	7,605	-4.0%	2,255	2,167	4.1%	5,049	5,438	-7.2%	69.1%	95.8%	92.6%	1,188	1,286
Washington — NoVA — MD	15	6,711	6,289	46,965	46,435	1.1%	15,355	14,506	5.9%	31,610	31,929	-1.0%	67.3%	96.8%	94.9%	1,196	1,215
Boston	12	4,250	4,250	30,097	30,389	-1.0%	11,717	11,388	2.9%	18,380	19,001	-3.3%	61.1%	96.2%	94.5%	1,161	1,202
Philadelphia	5	2,750	2,482	20,718	20,451	1.3%	8,801	8,469	3.9%	11,917	11,982	-0.5%	57.5%	95.2%	91.1%	1,246	1,301

Northeast Total	36	14,873	13,965	105,084	104,880	0.2%	38,128	36,530	4.4%	66,956	68,350	-2.0%	63.7%	96.3%	93.9%	1,195	1,232

Miami	5	2,471	2,348	23,102	24,192	-4.5%	10,277	9,254	11.1%	12,825	14,938	-14.1%	55.5%	96.8%	92.6%	1,529	1,656
Palm Beach/Fort Lauderdale	4	1,309	1,309	7,282	7,574	-3.9%	3,252	3,263	-0.3%	4,030	4,311	-6.5%	55.3%	94.9%	95.5%	863	909
Orlando	8	2,032	1,815	8,107	8,374	-3.2%	3,672	3,831	-4.2%	4,435	4,543	-2.4%	54.7%	94.6%	90.9%	692	754
Tampa	6	1,755	1,621	7,772	7,882	-1.4%	3,485	3,442	1.2%	4,287	4,440	-3.4%	55.2%	95.5%	92.2%	724	775
Jacksonville	4	1,643	1,404	6,925	7,019	-1.3%	3,186	3,104	2.6%	3,739	3,915	-4.5%	54.0%	95.0%	93.1%	773	817

Florida Total	27	9,210	8,497	53,188	55,041	-3.4%	23,872	22,894	4.3%	29,316	32,147	-8.8%	55.1%	95.5%	92.6%	964	1,034

Houston	5	1,775	1,454	6,549	6,622	-1.1%	3,024	2,711	11.5%	3,525	3,911	-9.9%	53.8%	95.3%	94.1%	699	721
Denver	9	2,553	1,991	10,943	10,852	0.8%	3,834	3,842	-0.2%	7,109	7,010	1.4%	65.0%	96.0%	94.1%	785	813
Phoenix	13	3,319	2,923	11,188	12,214	-8.4%	5,196	5,117	1.5%	5,992	7,097	-15.6%	53.6%	93.6%	91.7%	596	669
Dallas — Fort Worth	2	569	569	2,625	2,585	1.5%	1,330	1,184	12.3%	1,295	1,401	-7.6%	49.3%	96.0%	91.2%	704	747

Sunbelt Total	56	17,426	15,434	84,493	87,314	-3.2%	37,256	35,748	4.2%	47,237	51,566	-8.4%	55.9%	95.2%	92.8%	833	891

Chicago	9	2,413	2,349	16,070	15,903	1.1%	6,696	6,650	0.7%	9,374	9,253	1.3%	58.3%	96.7%	92.6%	1,063	1,103

Total Target Markets	126	41,409	37,491	257,436	260,855	-1.3%	99,579	96,581	3.1%	157,857	164,274	-3.9%	61.3%	95.8%	93.3%	1,093	1,149

Other
Austin	2	652	652	2,712	2,607	4.0%	1,193	1,431	-16.6%	1,519	1,176	29.2%	56.0%	96.1%	85.3%	633	701
Baltimore	3	701	628	4,334	4,223	2.6%	1,962	1,694	15.8%	2,372	2,529	-6.2%	54.7%	95.5%	94.1%	1,093	1,095
Indianapolis/Fort Wayne	5	3182	2,983	11,742	11,680	0.5%	5,147	5,337	-3.6%	6,595	6,343	4.0%	56.2%	95.8%	92.6%	590	613
Nashville	2	438	392	2,464	2,529	-2.6%	1,061	991	7.1%	1,403	1,538	-8.8%	56.9%	98.2%	94.8%	932	1,002
Norfolk/Richmond	5	1495	1,403	8,619	8,493	1.5%	2,622	2,662	-1.5%	5,997	5,831	2.8%	69.6%	95.6%	93.9%	949	968
Other Markets	23	7951	7,685	39,223	39,846	-1.6%	18,616	18,637	-0.1%	20,607	21,209	-2.8%	52.5%	95.5%	92.2%	779	825

Total Other	40	14,419	13,743	69,094	69,378	-0.4%	30,601	30,752	-0.5%	38,493	38,626	-0.3%	55.7%	95.7%	92.3%	769	807

CONVENTIONAL SAME STORE SALES TOTALS	166	55,828	51,234	$326,530	$330,233	-1.1%	$130,180	$127,333	2.2%	$196,350	$202,900	-3.2%	60.1%	95.8%	93.0%	$1,009	$1,062

AIMCO 2nd Quarter 2010

Supplemental Schedule 7(a)
Total Conventional Portfolio Data by Market
Second Quarter 2010 Compared to Second Quarter 2009
(unaudited)

	Quarter Ended June 30, 2010						Quarter Ended June 30, 2009
				Effective						Effective
	Properties	Units	Ownership	Units	% AIV NOI	Average Rent	Properties	Units	Ownership	Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	14	4,641	86%	3,989	10.3%	$2,001	16	4,953	87%	4,302	9.1%	$2,071
Orange County	4	1,213	94%	1,143	2.8%	1,509	4	1,213	94%	1,143	2.0%	1,519
San Diego	6	2,144	97%	2,074	4.2%	1,191	6	2,144	97%	2,074	3.6%	1,213

Southern CA Total	24	7,998	90%	7,206	17.3%	1,683	26	8,310	90%	7,519	14.7%	1,743
East Bay	2	413	86%	353	0.6%	1,195	2	413	85%	353	0.5%	1,255
San Francisco	6	1,083	100%	1,083	1.7%	1,462	6	1,081	100%	1,081	1.4%	1,526
San Jose	1	224	100%	224	0.5%	1,492	1	224	100%	224	0.4%	1,628

Northern CA Total	9	1,720	97%	1,660	2.8%	1,389	9	1,718	97%	1,658	2.3%	1,459

Seattle	3	413	75%	310	0.6%	1,204	3	413	75%	309	0.5%	1,300

Pacific Total	36	10,131	91%	9,176	20.7%	1,615	38	10,441	91%	9,486	17.5%	1,682

Manhattan	22	957	100%	955	3.1%	2,369	22	956	100%	954	2.5%	2,301
Suburban New York / New Jersey	4	1,162	81%	944	2.0%	1,187	8	3,413	87%	2,978	5.0%	1,165

New York Total	26	2,119	90%	1,899	5.1%	1,718	30	4,369	90%	3,932	7.5%	1,419

Washington — NoVA — MD	17	8,015	84%	6,744	12.9%	1,198	18	8,715	85%	7,444	11.7%	1,194
Boston	12	4,250	100%	4,250	7.2%	1,159	12	4,250	100%	4,250	6.5%	1,202
Philadelphia	7	3,886	91%	3,539	6.2%	1,218	7	3,885	91%	3,538	5.3%	1,274

Northeast Total	62	18,270	90%	16,432	31.4%	1,258	67	21,219	90%	19,164	31.0%	1,260

Miami	5	2,471	95%	2,348	5.1%	1,534	6	2,674	92%	2,451	5.7%	1,590
Palm Beach/Fort Lauderdale	5	1,681	95%	1,595	1.9%	865	8	2,431	94%	2,281	2.7%	964
Orlando	10	3,000	90%	2,708	2.8%	725	11	3,324	91%	3,032	2.5%	770
Tampa	6	1,755	92%	1,621	1.7%	724	11	3,307	90%	2,991	2.8%	771
Jacksonville	4	1,643	85%	1,404	1.5%	770	4	1,643	85%	1,404	1.4%	807

Florida Total	30	10,550	92%	9,676	13.0%	947	40	13,379	91%	12,159	15.1%	976
Houston	8	3,027	83%	2,505	2.1%	676	15	4,832	87%	4,182	3.3%	693
Denver	9	2,553	78%	1,991	2.8%	785	10	2,877	80%	2,315	2.6%	797
Phoenix	17	4,418	89%	3,910	3.3%	609	20	5,164	90%	4,656	3.4%	672
Dallas — Fort Worth	2	569	100%	569	0.5%	701	6	1,397	76%	1,060	0.9%	737
Atlanta	6	1,355	79%	1,065	1.2%	869	8	1,795	80%	1,435	1.4%	908

Sunbelt Total	72	22,472	88%	19,716	22.9%	816	99	29,444	88%	25,807	26.7%	845

Chicago	15	4,633	94%	4,348	7.6%	1,101	18	5,355	93%	4,957	6.6%	1,115

Total Target Markets	185	55,506	89%	49,672	82.6%	1,122	222	66,459	89%	59,414	81.8%	1,121

Other [1]
Austin	2	652	100%	652	0.6%	632	3	816	100%	816	0.6%	686
Baltimore	5	1,180	84%	993	1.5%	1,032	5	1,180	84%	993	1.3%	1,058
Cincinnati	2	505	80%	405	0.7%	1,186	2	504	80%	405	0.7%	1,209
Colorado Springs, CO	—	—	—	—	—	—	2	514	88%	454	0.4%	673
Indianapolis/Ft Wayne	5	3,182	94%	2,983	2.8%	591	8	4,981	96%	4,782	3.2%	592
Inland Empire	3	574	89%	514	0.6%	819	3	574	90%	514	0.5%	855
Michigan	5	3,688	96%	3,538	2.9%	619	6	3,862	94%	3,643	2.5%	658
Minneapolis	2	732	89%	651	1.8%	1,477	2	732	89%	651	1.5%	1,569
Nashville	4	1,114	77%	861	1.1%	833	5	1,362	72%	981	1.0%	851
Non-Target Florida	9	2,004	100%	2,004	1.6%	641	11	2,404	98%	2,358	1.8%	688
Norfolk/Richmond	6	1,643	94%	1,551	2.5%	938	7	2,075	96%	1,983	2.7%	923
Providence, RI	2	708	100%	708	1.1%	1,075	2	708	100%	708	0.8%	1,130
Raleigh/Greenville	—	—	—	—	—	—	6	1,398	80%	1,115	0.8%	678
Other Markets	2	421	62%	265	0.2%	789	3	601	74%	442	0.4%	906

Total Other	47	16,403	92%	15,125	17.4%	781	65	21,711	91%	19,845	18.2%	779

Grand Total	232	71,909	90%	64,797	100.0%	$1,042	287	88,170	90%	79,259	100.0%	$1,034

[1]
For the quarters ended June 30, 2010 and 2009, Aimco’s conventional portfolio included assets in 17 and 20 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

AIMCO 2nd Quarter 2010

Supplemental Schedule 7(b)
Total Conventional Portfolio Data by Market
First Quarter 2010 Market Information
(unaudited)
Aimco’s portfolio strategy focuses on B/B+ quality apartment communities located in the 20 largest U.S. markets as measured by total apartment value, with a target allocation to Conventional Properties of 90% or more. Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. Aimco’s geographic allocation strategy focuses on the 20 largest U.S. markets, with market quality measured in part based on long-term growth characteristics.
The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 1Q 2010 data, as this is the most recent period for which third-party data is available.

	Quarter Ended March 31, 2010
									2010 - 2012
								+/- Market	Projected
				Effective		Average	Market Rent	Rent	Revenue
	Properties	Units	Ownership	Units	% AIV NOI	Rent	[1]	Average	Growth [2]
Target Markets
Los Angeles	14	4,641	86%	3,990	10.3%	$2,001	$1,338	49.6%	1.6%
Orange County	4	1,213	94%	1,143	2.9%	1,500	1,445	3.8%	2.2%
San Diego	6	2,144	97%	2,074	4.2%	1,190	1,271	-6.3%	2.3%

Southern CA Total	24	7,998	90%	7,207	17.4%	1,682	1,336	25.9%	1.8%

East Bay	2	413	85%	353	0.6%	1,197	1,251	-4.3%	2.1%
San Francisco	6	1,082	100%	1,082	1.8%	1,459	1,720	-15.2%	2.6%
San Jose	1	224	100%	224	0.5%	1,481	1,400	5.8%	2.9%

Northern CA Total	9	1,719	97%	1,659	2.9%	1,386	1,532	-9.5%	2.5%

Seattle	3	413	75%	309	0.6%	1,194	946	26.2%	2.8%

Pacific Total	36	10,130	91%	9,175	20.9%	1,613	1,349	19.6%	1.9%

Manhattan	22	957	100%	955	2.8%	2,359	2,667	-11.5%	3.1%
Suburban New York / New Jersey	4	1,162	81%	944	2.0%	1,189	1,422	-16.4%	1.2%

New York Total	26	2,119	90%	1,899	4.8%	1,720	1,984	-13.3%	2.4%

Washington — NoVA — MD	17	8,015	84%	6,744	12.6%	1,194	1,356	-11.9%	3.4%
Boston	12	4,250	100%	4,250	7.3%	1,163	1,598	-27.2%	3.2%
Philadelphia	7	3,886	91%	3,539	6.4%	1,216	973	25.0%	2.0%

Northeast Total	62	18,270	90%	16,432	31.1%	1,257	1,407	-10.7%	2.8%

Miami	5	2,471	95%	2,348	5.1%	1,525	1,008	51.3%	0.9%
Palm Beach / Ft Lauderdale	6	1,891	92%	1,741	2.1%	887	1,036	-14.3%	1.4%
Orlando	10	3,000	90%	2,708	3.0%	726	808	-10.1%	1.1%
Tampa	6	1,755	92%	1,620	1.7%	724	779	-7.0%	1.4%
Jacksonville	4	1,643	85%	1,404	1.5%	773	753	2.6%	1.5%

Florida Total	31	10,760	91%	9,821	13.4%	947	881	7.5%	1.2%

Houston	8	3,027	83%	2,505	2.2%	679	717	-5.2%	2.3%
Denver	9	2,553	78%	1,991	2.9%	785	786	-0.2%	1.8%
Phoenix	17	4,418	89%	3,910	3.3%	613	675	-9.1%	1.9%
Dallas — Fort Worth	2	569	100%	569	0.5%	706	736	-4.1%	1.9%
Atlanta	7	1,574	77%	1,214	1.4%	842	748	12.5%	0.9%

Sunbelt Total	74	22,901	87%	20,010	23.7%	817	796	2.7%	1.4%

Chicago	15	4,633	94%	4,348	7.1%	1,101	975	12.9%	1.0%

Total Target Markets	187	55,934	89%	49,965	82.8%	1,119	1,099	1.8%	2.0%

Other [1]
Austin	3	816	100%	816	0.7%	629	787	-20.1%	2.5%
Baltimore	5	1,180	84%	993	1.4%	1,028	949	8.3%	2.0%
Cincinnati	2	505	80%	405	0.5%	1,186	660	79.6%	1.1%
Indianapolis / Ft Wayne	5	3,182	94%	2,983	2.4%	590	632	-6.7%	1.1%
Inland Empire	3	574	89%	513	0.6%	828	986	-16.1%	2.1%
Michigan	6	3,855	94%	3,636	2.5%	626	751	-16.6%	0.0%
Minneapolis	2	732	89%	651	1.6%	1,456	893	63.1%	2.3%
Nashville	4	1,114	77%	861	1.0%	839	690	21.6%	2.0%
Non-Target Florida	10	2,204	100%	2,204	2.0%	647	858	-24.6%	1.2%
Norfolk / Richmond	6	1,643	94%	1,551	2.6%	937	786	19.2%	1.0%
Providence RI	2	708	100%	708	1.1%	1,078	1,146	-6.0%	2.1%
Raleigh / Greenville	2	366	86%	313	0.2%	649	720	-9.9%	2.5%
Other Markets	2	421	62%	262	0.6%	798	975	-18.1%	1.0%

Total Other	52	17,300	92%	15,896	17.2%	773	789	-2.0%	1.3%

Grand Total	239	73,234	90%	65,861	100.0%	$1,034	$1,024	1.1%	1.9%

[1]	1Q 2010 REIS

[2]	Represents the average of projections published by REIS, PPR and Axiometrics, third-party providers of commercial real estate information and analyses.
AIMCO 2nd Quarter 2010

Supplemental Schedule 8
Property Sales and Acquisition Activity
(dollars in millions, except average rent) (unaudited)
Second Quarter 2010 Dispositions

	Number	Number		NOI			Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent
Conventional	7	1,327	$61.7	8.5%	$35.4	$17.8	$49.2	$17.6	$723
Affordable	4	597	40.5	6.3%	27.7	8.5	19.7	7.4	1,051

Total Dispositions	11	1,924	$102.2	7.6%	$63.1	$26.3	$68.9	$25.0	$826

Year-to-Date 2010 Dispositions

	Number	Number		NOI			Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent
Conventional [3]	11	2,116	$110.0	8.4%	$67.4	$28.2	$85.5	$26.5	$764
Affordable	12	1,431	74.8	8.2%	47.3	19.2	40.1	15.6	928

Total Dispositions	23	3,547	$184.8	8.3%	$114.7	$47.4	$125.6	$42.1	$831

Year-to-Date Acquisitions
There have been no property acquisitions during 2010.
Notes

[1]
NOI Cap Rate is calculated based on the trailing twelve month NOI prior to sale, less a 3.5% management fee, divided by the gross proceeds. Prior to 1Q 2010, Aimco provided a Free Cash Flow cap rate on this schedule, which represented an NOI cap rate assuming a 5% management fee and an adjustment of $300 per door for capital replacements.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and prepayment penalties.

[3]	Year-to-date, Aimco has disposed of Conventional Properties in the following markets:

Market	Properties	Units
Target Markets:
Atlanta	1	219
Austin	1	164
Dallas-Fort Worth	1	256
Fort Lauderdale	1	210
Greenville, NC	2	366
Houston	1	113
Lansing, MI	1	168
Los Angeles	1	144
Sarasota, FL	1	200
Tampa	1	276

Total Target Markets	11	2,116

AIMCO 2nd Quarter 2010

Supplemental Schedule 9
Capital Additions
(in thousands, except per unit data) (unaudited)
All capital additions are classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), redevelopment or casualties. Non-redevelopment and non-casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:
•	properties sold during the period or properties held for sale at the end of the period;

•	properties that are not multi-family such as commercial properties or fitness facilities; and

•	properties that Aimco owns but does not manage.
See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	Actual Additions			Actual Additions
	Three Months Ended June 30, 2010			Six Months Ended June 30, 2010
	Conventional	Affordable	Total	Conventional	Affordable	Total

Capital Additions
Capital Replacements
Buildings and grounds	$8,594	$1,197	$9,791	$11,759	$2,164	$13,923
Turnover capital additions	5,494	1,773	7,267	10,983	3,213	14,196
Capitalized site payroll and indirect costs	2,519	342	2,861	4,777	664	5,441

Total Capital Replacements	16,607	3,312	19,919	27,519	6,041	33,560
Capital Improvements	9,540	1,765	11,305	14,339	3,047	17,386
Redevelopment Additions	6,224	491	6,715	12,442	1,852	14,294
Casualties	5,384	598	5,982	9,042	4,217	13,259

Total Capital Additions	$37,755	$6,166	$43,921	$63,342	$15,157	$78,499

Capital Replacements and Improvements per Unit
Total units	70,407	22,259	92,666	70,407	22,259	92,666

Total Capital Replacements per unit	$236	$149	$215	$391	$271	$362
Capital Improvements per unit	135	79	122	204	137	188

Total Capital Replacements and Improvements per unit	$371	$228	$337	$595	$408	$550

AIMCO 2nd Quarter 2010

Glossary and Reconciliations of Non-GAAP Financial and Operating Measures
This Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. Aimco’s definition and calculation of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.
ACQUISITION PROPERTIES: Properties that have been acquired during the twelve months prior to the current quarter-end that have not reached a stabilized level of occupancy during the current period and each period for which comparable results are presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is Pro forma FFO, as defined below, less Capital Replacement additions, also defined below, adjusted for the Aimco Operating Partnership’s share of such Capital Replacements. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts. A reconciliation of Pro forma FFO, as presented in Supplemental Schedules 1(a) and 1(b), to AFFO is presented below.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(in thousands, except per share data) (unaudited)	2010	2009	2010	2009
Pro forma Funds From Operations	$47,771	$52,320	$84,735	$101,143
Capital replacements, net of noncontrolling interests in Aimco Operating Partnership and participating securities	(16,222)	(16,714)	(27,678)	(30,921)

Adjusted Funds From Operations	$31,549	$35,606	$57,057	$70,222

Adjusted Funds From Operations per share (diluted)	$0.27	$0.31	$0.49	$0.61

AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development, or HUD, or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax-credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually. Aimco targets an investment in Affordable Properties of 10% or less of Net Asset Value, which serves to offset the volatility of our Conventional portfolio; provide revenue growth that over time is similar to that of Conventional Properties; expand our investment opportunities; and provide helpful positioning with government bodies, benefiting Aimco’s business overall.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco’s UPREIT structure. Aimco owns approximately 93% of the common partnership units of the Aimco Operating Partnership.
AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco’s share of financial information discussed in this Earnings Release and Supplemental Information. Aimco’s proportionate share of financial information includes Aimco’s share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco’s financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as “Aimco’s Share” of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco’s proportionate share of financial results to Aimco’s consolidated financial statements.
AIMCO 2nd Quarter 2010

CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION
CAPITAL IMPROVEMENTS (CI): CI additions include all non-redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): Unlike CI additions, CR additions do not increase the useful life of an asset from its original purchase condition. They represent the share of additions that are deemed to replace the consumed portion of acquired capital assets. CR additions are deducted in the calculation of AFFO.
CASUALTY CAPITAL ADDITIONS: Capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers net of deductibles associated with each loss.
Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manage at the end of the period, (2) properties that are consolidated in Aimco’s GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco’s GAAP financial statements. Amounts do not include capital additions related to:
•	consolidated properties sold during the period or properties held for sale at the end of the period;

•	consolidated properties that are not multi-family such as commercial properties or fitness facilities; or

•	consolidated properties that Aimco owns but does not manage.
Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco’s consolidated GAAP information is presented below.

	Three Months Ended	Six Months Ended
(in thousands) (unaudited)	June 30, 2010	June 30, 2010

Capital Additions per Schedule 9	$43,921	$78,499

Capital additions related to:

Unconsolidated real estate partnerships	(260)	(356)
Consolidated sold and held for sale properties	147	804
Consolidated properties that are not multi-family, such as commercial properties or fitness facilities	54	67
Consolidated properties Aimco owns but does not manage	503	908

Consolidated capital additions	$44,365	$79,922

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco’s portfolio of market-rate apartment communities. Aimco focuses on owning and operating apartment communities with rents that are 100% to 125% of local market average rents and concentrates its investment in the 20 largest apartment markets in the United States, as measured by apartment value. Aimco targets an investment in Conventional Properties of 90% or more of Net Asset Value.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which is reduced by certain capital expenditure reserves) to (b) the actual debt service, for the four fiscal quarters preceding the date of calculation.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share. Effective Units may be used to analyze Aimco proportionate financial measures on a per-unit basis.
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA): EBITDA is equal to Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization as defined in Aimco’s credit agreement before capital addition reserves provided for in Aimco’s credit agreement. EBITDA is the numerator used in Aimco’s calculation of EBITDA Coverage of Interest Ratio and EBITDA Coverage of Preferred Dividends and Interest Ratio.
AIMCO 2nd Quarter 2010

EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) Aimco’s EBITDA to (2) total interest expense charges, as provided for in Aimco’s credit agreement, for the four fiscal quarters preceding the date of calculation. This ratio is similar to Aimco’s Debt Service Coverage Ratio with the exception that Aimco’s EBITDA Coverage of Interest Ratio does not include capital addition reserves in the numerator and does not include debt amortization or capitalized interest in the denominator, while Debt Service Coverage Ratio does include these items. Aimco’s credit agreement does not contain any compliance thresholds for the EBITDA Coverage of Interest Ratio; however, Aimco management uses this ratio as one measure of leverage.
EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) Aimco’s EBITDA to (2) the sum of total interest expense and dividends/distributions on preferred shares/units, as provided for in Aimco’s credit agreement, for the four fiscal quarters preceding the date of calculation. This ratio is similar to Aimco’s Fixed Charge Coverage Ratio with the exception that Aimco’s EBITDA Coverage of Interest and Preferred Dividends Ratio does not include capital addition reserves in the numerator and does not include debt amortization or capitalized interest in the denominator, while Fixed Charge Coverage Ratio does include these items. Aimco’s credit agreement does not contain any compliance thresholds for the EBITDA Coverage of Interest and Preferred Dividends Ratio; however, Aimco management uses this ratio as one measure of leverage.
FIXED CHARGE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which is reduced by certain capital expenditure reserves) to (b) fixed charges, which represents the sum of total interest expense, debt amortization and dividends/distributions on preferred shares/units, for the four fiscal quarters preceding the date of calculation.
FEE MANAGED PROPERTIES: Aimco provides property management and/or asset management services for a portfolio of properties, primarily pursuant to long-term arrangements with affiliated parties. In certain cases, Aimco may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper.
In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding operating real estate impairments and preferred stock redemption related amounts (adjusted for noncontrolling interests). Both operating real estate impairment losses and preferred stock redemption related amounts are recurring items that affect Aimco’s operating results. Operating real estate impairment losses, net of related income tax benefits and noncontrolling interests, are excluded from Pro forma FFO because Aimco believes the inclusion of such losses in FFO is inconsistent with the treatment of gains on the disposition of operating real estate, which are not included in FFO. Aimco excludes preferred redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating results.
FFO and Pro forma FFO are helpful to investors in understanding Aimco’s performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. FFO and Pro forma FFO are reconciled to Net income (loss) attributable to Aimco common stockholders as determined in accordance with in Supplemental Schedule 1.
OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store property definition because (1) the property is under redevelopment, (2) the property is not managed by Aimco, and/or (3) Aimco’s ownership in the property is less than 10%.
AIMCO 2nd Quarter 2010

OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, university housing properties and properties that are not multi-family such as commercial properties or fitness facilities.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; off-site property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco’s consolidated GAAP amounts is provided below and on the following page.
Reconciliation of Propertionate Property NOI Amounts in Supplemental Schedule 1(a) to Proportionate Property NOI Amounts Included in Aimco’s Earnings Release and Supplemental Schedule 6(a)
Second Quarter 2010 Compared to Second Quarter 2009
(in thousands) (unaudited)

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
	Proportionate	Properties Owned	Ownership	Proportionate	Proportionate	Properties Owned	Ownership	Proportionate
	Amount	but Not Managed	Adjustments	Property Amount	Amount	but Not Managed	Adjustments	Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$164,518	$—	$(246)	$164,272	$165,280	$—	$(218)	$165,062
Affordable Same Store	30,353	—	—	30,353	29,527	—	88	29,615

Total Same Store	194,871	—	(246)	194,625	194,807	—	(130)	194,677
Conventional Redevelopment	28,557	—	—	28,557	26,155	—	—	26,155
Other Conventional	17,932	(1,181)	—	16,751	18,634	(1,873)	20	16,781
Other Affordable	6,181	(2,749)	—	3,432	6,373	(3,076)	—	3,297

Total rental and other property revenues	247,541	(3,930)	(246)	243,365	245,969	(4,949)	(110)	240,910

Property operating expenses
Conventional Same Store	63,285	—	143	63,428	63,098	—	35	63,133
Affordable Same Store	13,958	—	—	13,958	12,709	—	36	12,745

Total Same Store	77,243	—	143	77,386	75,807	—	71	75,878
Conventional Redevelopment	9,919	—	—	9,919	10,821	—	—	10,821
Other Conventional	9,111	(784)	—	8,327	8,996	(1,003)	45	8,038
Other Affordable	2,642	(1,377)	—	1,265	2,959	(1,499)	—	1,460

Total property operating expenses	98,915	(2,161)	143	96,897	98,583	(2,502)	116	96,197

Property NOI:
Conventional Same Store	$101,233	$—	$(389)	$100,844	$102,182	$—	$(253)	$101,929
Affordable Same Store	16,395	—	—	16,395	16,818	—	52	16,870

Total Same Store	117,628	—	(389)	117,239	119,000	—	(201)	118,799
Conventional Redevelopment	18,638	—	—	18,638	15,334	—	—	15,334
Other Conventional	8,821	(397)	—	8,424	9,638	(870)	(25)	8,743
Other Affordable	3,539	(1,372)	—	2,167	3,414	(1,577)	—	1,837

Net real estate operations	$148,626	$(1,769)	$(389)	$146,468	$147,386	$(2,447)	$(226)	$144,713

	% Aimco
	2Q 2010 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	68%	-0.5%	0.5%	-1.1%
Affordable Same Store	11%	2.5%	9.5%	-2.8%

Total Same Store	79%	0.0%	2.0%	-1.3%
Conventional Redevelopment	13%	9.2%	-8.3%	21.5%
Other Conventional	6%	-0.2%	3.6%	-3.6%
Other Affordable	2%	4.1%	-13.4%	18.0%

Net real estate operations	100%	1.0%	0.7%	1.2%

Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts
First Quarter 2010
(in thousands) (unaudited)

	Three Months Ended March 31, 2010
		Proportionate
		Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Ownership	Proportionate
	Amounts	Partnerships	Interests	Amount	Adjustments	Property Amount
Conventional Same Store:
Rental and other property revenues	$180,920	$—	$(16,211)	$164,709	$(244)	$164,465
Property operating expenses	74,438	—	(6,989)	67,449	136	67,585

Property NOI	$106,482	$—	$(9,222)	$97,260	$(380)	$96,880

AIMCO 2nd Quarter 2010

Reconciliation of Propertionate Property NOI Amounts in Supplemental Schedule 1(b) to Proportionate Property NOI Amounts Included in Aimco’s Earnings Release and Supplemental Schedule 6(c)
Six Months Ended June 30, 2010 Compared to Six Months Ended June 30, 2009
(in thousands) (unaudited)

	Six Months Ended June 30, 2010					Six Months Ended June 30, 2009
	Proportionate	Properties Owned		Ownership	Proportionate	Proportionate	Properties Owned		Ownership	Proportionate
	Amount	but Not Managed	Population Changes	Adjustments	Property Amount	Amount	but Not Managed	Population Changes	Adjustments	Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$329,227	$—	(2,210)	$(487)	$326,530	$332,358	$—	$(2,143)	$18	$330,233
Affordable Same Store	60,130	—	—	—	60,130	58,551	—	—	180	58,731

Total Same Store	389,357	—	(2,210)	(487)	386,660	390,909	—	(2,143)	198	388,964
Conventional Redevelopment	57,172	—	2,210	—	59,382	52,565	—	2,143	—	54,708
Other Conventional	36,117	(2,347)	—	—	33,770	37,255	(3,789)	—	41	33,507
Other Affordable	11,731	(4,990)	—	—	6,741	12,017	(5,534)	—	—	6,483

Total rental and other property revenues	494,377	(7,337)	—	(487)	486,553	492,746	(9,323)	—	239	483,662

Property operating expenses
Conventional Same Store	130,734	—	(825)	271	130,180	128,075	—	(826)	84	127,333
Affordable Same Store	28,619	—	—	—	28,619	27,074	—	—	74	27,148

Total Same Store	159,353	—	(825)	271	158,799	155,149	—	(826)	158	154,481
Conventional Redevelopment	20,815	—	825	—	21,640	21,866	—	826	—	22,692
Other Conventional	18,809	(1,580)	—	—	17,229	18,303	(2,035)	—	70	16,338
Other Affordable	5,805	(3,027)	—	—	2,778	5,979	(2,963)	—	—	3,016

Total property operating expenses	204,782	(4,607)	—	271	200,446	201,297	(4,998)	—	228	196,527

Property NOI:
Conventional Same Store	$198,493	$—	$(1,385)	$(758)	$196,350	$204,283	$—	$(1,317)	$(66)	$202,900
Affordable Same Store	31,511	—	—	—	31,511	31,477	—	—	106	31,583

Total Same Store	230,004	—	(1,385)	(758)	227,861	235,760	—	(1,317)	40	234,483
Conventional Redevelopment	36,357	—	1,385	—	37,742	30,699	—	1,317	—	32,016
Other Conventional	17,308	(767)	—	—	16,541	18,952	(1,754)	—	(29)	17,169
Other Affordable	5,926	(1,963)	—	—	3,963	6,038	(2,571)	—	—	3,467

Net real estate operations	$289,595	$(2,730)	$—	$(758)	$286,107	$291,449	$(4,325)	$—	$11	$287,135

	% Aimco
	YTD 2010 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	69%	-1.1%	2.2%	-3.2%
Affordable Same Store	11%	2.4%	5.4%	-0.2%

Total Same Store	80%	-0.6%	2.8%	-2.8%
Conventional Redevelopment	12%	8.5%	-4.6%	17.9%
Other Conventional	6%	0.8%	5.5%	-3.7%
Other Affordable	2%	4.0%	-7.9%	14.3%

Net real estate operations	100%	0.6%	2.0%	-0.4%

Reconciliation of GAAP to Supplemental Schedule 3 Trailing Twelve Month (TTM) Proportionate NOI Amounts
(in thousands) (unaudited)

	Year Ended December 31, 2009				Y2009 to Y2010	Subtract Six Months Ended June 30, 2009	Add Six Months Ended June 30, 2010
		Proportionate			Property Classification,
		Share of			Discontinued Operations			TTM
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	and GAAP Consolidation	Proportionate	Proportionate	Proportionate
	Amount	Partnerships	Interests	Amount	Accounting Changes	Amount	Amount	Amount
Rental and other property revenues:
Conventional Same Store properties	$719,977	$—	$(70,473)	$649,504	$13,944	$(332,358)	$329,227	$660,317
Conventional Acquisition properties	2,749	—	—	2,749	(2,749)	—	—	—
Conventional Redevelopment properties	144,010	—	(8,185)	135,825	(27,118)	(52,565)	57,172	113,314
Other Conventional properties	69,996	1,449	(7,719)	63,726	9,802	(37,255)	36,117	72,390
Affordable properties	204,096	9,611	(61,288)	152,419	(11,372)	(70,568)	71,861	142,340

Total rental and other property revenues	1,140,828	11,060	(147,665)	1,004,223	(17,493)	(492,746)	494,377	988,361

Property operating expenses:
Conventional Same Store properties	282,428	—	(29,204)	253,224	5,502	(128,075)	130,734	261,385
Conventional Acquisition properties	952	—	—	952	(952)	—	—	—
Conventional Redevelopment properties	57,789	—	(3,580)	54,209	(11,288)	(21,866)	20,815	41,870
Other Conventional properties	35,246	816	(4,056)	32,006	4,867	(18,303)	18,809	37,379
Affordable properties	101,735	5,884	(33,943)	73,676	(6,486)	(33,053)	34,424	68,561

Total property operating expenses	478,150	6,700	(70,783)	414,067	(8,357)	(201,297)	204,782	409,195

Net operating income:
Conventional Same Store properties	437,549	—	(41,269)	396,280	8,442	(204,283)	198,493	398,932
Conventional Acquisition properties	1,797	—	—	1,797	(1,797)	—	—	—
Conventional Redevelopment properties	86,221	—	(4,605)	81,616	(15,830)	(30,699)	36,357	71,444
Other Conventional properties	34,750	633	(3,663)	31,720	4,935	(18,952)	17,308	35,011
Affordable properties	102,361	3,727	(27,345)	78,743	(4,886)	(37,515)	37,437	73,779

Total rental and other property revenues	$662,678	$4,360	$(76,882)	$590,156	$(9,136)	$(291,449)	$289,595	$579,166

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio. Redevelopment properties are classified as either Conventional or Affordable. Aimco combines Affordable Redevelopment Properties with Other Affordable Properties for financial reporting purposes within its Supplemental Schedules 1 and 2.
AIMCO 2nd Quarter 2010

SAME STORE PROPERTIES: Same Store properties are those properties (1) that are managed by Aimco, (2) in which Aimco’s ownership exceeds 10%, and (3) that have reached and maintained a stabilized level of occupancy during the current period and each period for which comparable results are presented. Same Store properties are classified as either Conventional or Affordable and properties classified in the consolidated financial statements as held for sale are not included in Same Store. To ensure comparability between periods, the proportionate Conventional Same Store information shown on Supplemental Schedules 6a through 6c is based on Aimco’s current period ownership.
AIMCO 2nd Quarter 2010